UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
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BKV Corporation

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NOTICE OF 2026

Annual Meeting of Stockholders and Proxy Statement

June 11, 2026 — 10:00 am CDT

Dear Fellow
Shareholders,
2025 was a transformational year for BKV — one that exemplifies our said-did culture and positions the company for sustained, long-term growth.
In our first full year as a public company, we delivered on our commitments. We generated solid financial results, maintained a healthy balance sheet and drove disciplined growth across the business. Just as importantly, we executed across each pillar of our closed-loop strategy.
In Upstream, we exceeded expectations. We delivered production growth while operating within cash flow and maintaining top-tier cost performance. The successful close of the Bedrock acquisition expanded our footprint in the Barnett and added high-quality, scalable inventory to our leading position in the basin.
In Carbon Capture, we made meaningful progress advancing the business toward commercial scale. We secured a transformative partnership with Copenhagen Infrastructure Partners, continued to advance Barnett Zero and expanded our project pipeline. We have taken a leadership position in CCUS and are moving our portfolio toward material contribution over time.
In Power, we took a significant step forward, announcing an agreement to increase our ownership in our joint venture, which closed in early 2026.
Our assets are strategically positioned at the center of accelerating demand growth in ERCOT, driven by data center and AI development, and we continue to advance discussions toward long-term offtake agreements.
Across the portfolio, our closed-loop strategy — connecting natural gas, midstream, power and carbon capture — is operating as designed. In 2025, we demonstrated that this strategy can scale to deliver premium, capital-efficient energy solutions.
We generated positive free cash flow, maintained low leverage and allocated capital with discipline. This approach remains central to how we create long-term, risk-adjusted value for our shareholders.
As we enter 2026, we do so with strong momentum, clear line of sight to growth and a high-quality portfolio of opportunities across each of our business lines. We believe we are well positioned to capitalize on the converging demand for reliable, lower-carbon energy.
Finally, I want to thank our employees for their continued focus on safety, execution and performance, and our shareholders for their ongoing confidence in BKV. We believe we are well positioned to continue delivering consistent, long-term value.
Chris Kalnin
Chief Executive Officer
BKV Corporation

Notice of Annual Meeting of Stockholders
to be held on June 11, 2026
Dear Stockholders,
The 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of BKV Corporation (the “Company”) will be held on Thursday, June 11, 2026, at 10:00 a.m. Central Daylight Time, via live webcast that can be accessed by visiting www.virtualshareholdermeeting.com/BKV2026.
To access the Annual Meeting, you will need a 16-digit control number. The control number is provided on your proxy card or through your broker or other nominee if you hold your shares in “street name.” We recommend that you log in at least 15 minutes before the Annual Meeting to ensure that you are logged in when the Annual Meeting starts. We encourage you to vote your shares prior to the Annual Meeting.
Stockholders will be able to attend, vote and submit questions virtually during the Annual Meeting.
We are holding the Annual Meeting for the following purposes:
(1)
To elect four Class II directors to the Board to serve until the 2029 Annual Meeting or until their respective successors are duly elected and qualified.

(2)
To ratify the appointment of PricewaterhouseCoopers LLP (“PwC”), to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

We will also transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.
The Board fixed the close of business on April 15, 2026, as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. Only stockholders of record at the close of business on the Record Date are entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.
Your vote is very important. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Therefore, we urge you to read the enclosed proxy materials and then promptly vote your shares by telephone or over the Internet as described in more detail in the proxy materials found at www.proxyvote.com. You may revoke a proxy at any time prior to its exercise by giving written notice to that effect to the Secretary of the Company or by submitting a later-dated proxy or subsequent Internet or telephonic proxy. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting at the Annual Meeting if your shares are held directly in your name as the stockholder of record if you have a 16-digit control number. If you are a beneficial owner of shares held in street name, you will need to contact the stockholder of record (e.g., your broker, bank, or other holder of record) for assistance with your 16-digit control number for any shares you hold in street name.
By Order of the Board of Directors
Lindsay B. Larrick
Secretary
April 28, 2026
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 11, 2026:

The Notice of Internet Availability of Proxy Materials, Notice of Annual Meeting of Stockholders, 2026 Proxy Statement and the 2025 Annual Report to Stockholders are available free of charge at: www.proxyvote.com

This proxy statement and the accompanying proxy are first being mailed, given or made available to stockholders on April 28, 2026.

LEARN MORE
Read about BKV CORPORATION and vote online www.proxyvote.com

BKV Corporation Values and Sustainability
At BKV Corporation (“BKV,” the “Company,” “our,” “we” or “us”), responsible environmental stewardship is integrated into our business strategy and informs how we operate across the organization. We are committed to managing the environmental impacts of energy production responsibly while advancing our broader energy objectives.
Our governance framework is designed to maintain robust and effective oversight of the company’s strategy, performance, key corporate risks and opportunities. Key to this is oversight by BKV’s board of directors (the “Board”). The Board is composed of individuals with a range of relevant experience and perspectives and is actively engaged in overseeing matters related to emissions management and broader energy impacts. Regular meetings are conducted to review company performance and provide guidance on material issues, including sustainability topics.
At the executive level, BKV’s Environmental, Health, Safety and Regulatory (“EHSR”) matters are led by senior management, including direct oversight from our Chief Executive Officer (“CEO”), President — Upstream and Chief Legal and Administrative Officer. These leaders regularly review EHSR performance and discuss key environmental, social and governance (“ESG”) risks and opportunities, supporting alignment between our operational activities and strategic priorities.
We focus our ESG priorities and disclosures on the issues and opportunities that are most relevant to our business and stakeholders. To inform this approach, we engage with both internal and external stakeholders and consider their perspectives alongside our operational footprint and the broader energy landscape. Engagement with stockholders on ESG and related matters is discussed further in this proxy statement.
Our Values
The following corporate values underpin our corporate culture and decision-making: Deliver on Promises, Have Grit, Embrace Change, Show Courage, Solve Problems, Do Good and Be One BKV.
Deliver on Promises: Lofty aspirations mean nothing without delivering on our words. We don’t make empty promises or shy away from responsibility. Instead, we take ownership of the challenges, and we capitalize on them in order to grow.
Have Grit: We eat adversity for breakfast. By lunch, we’re hungry for the impossible. We believe any goal worth bragging about is worth putting your back into, with unrelenting focus, determination and perspiration.
Embrace Change: On the evolutionary timeline, adaptability isn’t just a virtue. It’s a prerequisite for survival. We survive and thrive because of our innate ability to roll with the inevitable shifting sands of circumstance. As the world evolves, we stay one step ahead, resilient to complacency and advocate for a sustainable future.
Show Courage: True courage requires embracing the unknown. We empower the outliers, encouraging them to step outside their comfort zones to make the tough decisions and the right decisions. Be bold. Speak honestly. Vulnerability comes with the territory.
Solve Problems: We pursue day-to-day innovation so that we can deliver big change tomorrow. We apply creativity, ingenuity and discipline toward the relentless pursuit of success. Because, no matter what the size, inside every problem is a solution waiting to happen.
Do Good: Our actions speak louder than our words. Ultimately, doing the right thing is the only thing. We choose what is right when we are tested. We are a force for good.
Be One BKV: We are one team, tuned to the same frequency, working toward a common goal. We push together, pull together, rise with the tide together, respect and support each other and embrace our differences.

Sustainability — Our Net Zero Strategy
We believe natural gas is foundational to a low-carbon energy future. Moreover, we understand the impact climate change has on our communities, the environment and future generations, and we are focused on addressing these impacts through how energy is produced and delivered. Our approach is grounded in our core values, including “Be One BKV,” which reflects our emphasis on alignment across the organization in support of our emissions reduction and broader energy impact objectives. Central to this approach is our “closed-loop” strategy, which is enabled by our four business lines: natural gas production; natural gas gathering, processing and transportation (our “natural gas midstream business”); power generation; and carbon capture, utilization and sequestration (“CCUS”). Through this strategy, we are working to reduce emissions across our operations and offer solutions in support of the emissions reduction targets of our current and potential future customers and end-users.
We are targeting net zero Scope 1 and Scope 2 emissions from our owned and operated upstream and natural gas midstream businesses and net zero Scope 1, Scope 2 and Scope 3 emissions by the late 2030s. Reducing the emissions from our owned and operated upstream and natural gas midstream businesses is foundational to our climate strategy, and we are advancing this through the deployment of proven technologies, enhanced monitoring systems and data-driven solutions to reduce emissions intensity while growing production.
Beyond our own operations, we are focused on the impact of the energy solutions we provide. As we advance our net-zero goals, we are extending our efforts to deliver lower-carbon energy and support broader decarbonization across the value chain.

Ten percent of our 2025 annual bonus program was tied to ESG and EHSR performance metrics. This key performance indicator encompassed several factors, including our total recordable incident rate (days away, restricted, or transferred), the occurrence of major incidents, and any notices of violation (“NOVs”) from current-year activities that could result in penalties or fines. It also reflected employee engagement, progress toward emissions reduction targets, and overall performance against the Company’s ESG objectives. These objectives included our MSCI ESG rating, completion of our sustainability report, initiation of RSG sales, and achievement of a final investment decision (“FID”) on a CCUS project.
In addition to our goal to reduce greenhouse gas (“GHG”) emissions through meaningful action, we are also committed to transparently reporting on our progress. We recognize stakeholder concerns about climate change and understand that regulations and practices aimed at protecting the environment — and specifically, at reducing GHG emissions — can affect our business. We not only consider addressing these issues as part of our risk management process, which is overseen by the Board, as detailed later in this proxy statement, but as part of our strategy and desire to contribute meaningfully to the energy transition, which is demonstrated by our investment in our CCUS business and efforts to reduce GHG emissions from our operations.
More broadly, responsible environmental stewardship is a core value at the Company. At BKV, we call ourselves a “new kind of energy company” because we understand the impact climate change has on our community, the world and future generations, which is why addressing these impacts in how energy is produced is a top priority.

Governance
Corporate Governance Snapshot
The governance of our business and our ESG program is integrated deeply into our overall strategy, enabling us to incorporate sustainability and stakeholder considerations into decision-making across the organization. Our governance framework reflects a top-down approach to oversight, while encouraging innovation and continuous improvement across all levels of the Company. Our cross-functional leadership is closely tied to every sustainability decision made and emphasizes the importance of ESG to our bottom line. The Board is incredibly hands-on and committed to governance and compensation best practices that align with our stockholders’ interests:
Alignment with Stockholders. Long-term incentive awards vest over periods of several years to reward sustained Company performance over time.
Share Ownership Guidelines. Our named executive officers (“NEOs”) and certain of our other officers must hold a value equivalent to multiples of their base salaries (five times for our CEO, four times for our President — Upstream and our Chief Financial Officer (“CFO”), three times for any officer required to file reports pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), including our Chief Commercial Officer (“CCO”), and two times for any other senior vice presidents or vice presidents). Each individual has three years from the date they become subject to the guidelines to comply with the holding requirements.
Clawbacks. We maintain a compensation clawback policy that requires the recovery of incentive-based compensation received during the three fiscal years preceding the date it is determined that the Company is required to prepare an accounting restatement, subject to certain exceptions.
Peer Group Comparison. With the help of independent compensation consultants, we compare executive compensation against industry compensation practices.
Cybersecurity. The Audit & Risks Committee evaluates management’s comprehensive cybersecurity strategy to protect against threats that could compromise sensitive information, disrupt data or systems, or jeopardize the security of facilities and infrastructure, including third-party processing plants and pipelines.
No Automatic Base Salary Increases. Our NEOs’ base salaries are reviewed annually, and decisions are based on demonstrated individual performance, business conditions and external market data provided by our independent compensation consultants.
No Hedging and Pledging of Company Stock. Our policies prohibit the hedging and pledging of our stock by our executives, directors and employees.
Board Composition
In alignment with the Company’s long-term strategic plan, the Board has engaged in a deliberate and measured process to review the composition of our Board and target specific skills that we believe the industry and the Company are headed toward. Critical skills include, but are not limited to, executive leadership; mergers and acquisitions negotiation, evaluation, and integration; energy industry experience; operating and leadership experience shaped by a perspective of strong HSE and corporate responsibility stewardship. A further discussion of these skills can be found in “Selection Criteria for Nominees for Director”.

BKV Board of Directors Skills Matrix
	Risk Management	Energy Industry Experience	Financial Experience	EHSR	Executive Leadership	Geology & Engineering	M&A Strategy & Execution	Operational Experience
Somruedee Chaimongkol
Joseph Davis
Akaraphong Dayananda
Christopher Kalnin
Kirana Limpaphayom
Carla Mashinski
Thiti Mekavichai
Charles Miller
Sunit Patel
Anon Sirisaengtaksin
Chanin Vongkusolkit
Sinon Vongkusolkit
Board Participation
The Company’s Corporate Governance Guidelines state that directors are expected to attend all or substantially all Board meetings and meetings of the committees of the Board on which they serve and to attend the Annual Meeting. During 2025, our Board met 12 times (12 regular and no special meetings). During 2025, the Audit & Risks Committee met six times, the Nominations & Governance Committee met three times, and the Compensation Committee met five times. In 2025, all our directors attended at least 75% of the meetings of the Board and the standing committees on which they served. Information and reports regarding the committees of the Board can be found in “Corporate Governance — Committees of the Board of Directors.”
100%	96%	100%
ANNUAL MEETING ATTENDANCE	BOARD MEETING ATTENDANCE	COMMITTEE MEETING ATTENDANCE
Board’s Role in Risk Management
A primary responsibility of the Board is to ensure that processes are in place to identify and properly manage risks to the Company and its businesses. Each standing committee of the Board oversees and evaluates risks directly in its sphere. For example, the Nominating & Governance Committee reviews corporate governance matters, matters involving members of the board, and succession planning. The Compensation Committee reviews compensation matters, and the Audit & Risks Committee assesses financial and cybersecurity risks to the enterprise.
The Company’s executive management meets at least quarterly with representatives of all business units and corporate functions specifically to review and assess risks and the steps being taken to manage them. Financial and cybersecurity risks and management’s steps to mitigate them are discussed with the Audit & Risks Committee at least quarterly and with the full Board at least annually. The Audit & Risks Committee also meets independently with the Company’s external accounting auditors and the head of internal audit to discuss risks in financial reporting and other matters.

The chart below illustrates how the Board oversees risk:

Voting at the Annual Meeting
Every vote cast at the Annual Meeting plays a part in the future of BKV Corporation. Please review our proxy statement and take the time to vote right away, using one of the methods explained below. If you are a beneficial owner, please follow the voting instructions in the proxy materials provided by your broker, bank or nominee.
Who is entitled to vote?
Stockholders who own shares of common stock as of April 15, 2026, the record date (the “Record Date”), may vote at the meeting. There were 109,386,560 shares of common stock outstanding on that date. Each share of common stock entitles the holder to one vote on all matters submitted to a vote at the Annual Meeting and any adjournment or postponement of the meeting.
Voting Matters
You are being asked to vote on the following:
		Board Recommendation	Page
Proposal 1	Election of Class II Directors	FOR each of the nominees	11
Proposal 2	To ratify the appointment of PricewaterhouseCoopers LLP as BKV Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2026	FOR	47
Attending the Annual Meeting
10:00 a.m. Central Daylight Time
Learn more about the 2026 Annual Meeting at www.proxyvote.com. We intend to hold the Annual Meeting virtually. You may attend the meeting, vote your shares and submit questions electronically during the meeting via live webcast by logging in at: www.virtualshareholdermeeting.com/BKV2026. We recommend that you log in at least 15 minutes before the meeting to ensure that you are logged in when the meeting starts.

Thursday, June 11, 2026
Virtual Webcast
How to Vote

Please vote right away using one of the following advance voting methods. In all cases, you will need to have your proxy card or voting instruction form in hand and follow the instructions in the card or form.

By Internet You may vote by using the Internet at www.proxyvote.com, 24 hours a day, 7 days a week, up until 11:59 p.m. Eastern Time on June 10, 2026

By Telephone If you live in the United States, you may vote 24 hours a day, 7 days a week, up until 11:59 p.m. Eastern Time on June 10, 2026, by calling1 (800) 690-6903 from a touch tone phone

By Mail
If you received a paper copy of the materials, you may mark, sign, date and mail your proxy card or voting instruction card in the enclosed, postage paid address envelope, as soon as possible as it must be received by the Company prior to June 11, 2026, the Annual Meeting date

At the Annual Meeting
Stockholders of record at the close of business on the Record Date, or their legal proxy holders, will be able to access the Annual Meeting webcast, ask questions and vote online at www.virtualshareholdermeeting.com/BKV2026 by entering their 16-digit control number provided on their proxy card. This website also will contain instructions to attend the Annual Meeting. Please see the Questions and Answers About the Annual Meeting and Voting section for important information about participating in the Annual Meeting.

Questions and Answers About the Annual Meeting and Voting
Please see the “Questions and Answers About the Annual Meeting and Voting” section for answers to common questions on the rules and procedures surrounding the proxy and Annual Meeting process.

Proposal No. 1: Election of Directors
Each of the four Class II director nominees has been nominated by the Board for election at the Annual Meeting to hold office and serve until the Company’s 2029 Annual Meeting or until their respective successors are duly elected and qualified. All nominees for director are presently directors of the Company. Pursuant to our Stockholders’ Agreement (as defined in “Certain Relationships and Related Party Transactions — Stockholders’ Agreement”), Banpu North America Corporation (“BNAC”) currently has the right to designate for nomination eight of the twelve members of our Board and, in accordance therewith, BNAC designated two of the four Class II director nominees for election at the Annual Meeting.
RECOMMENDATION OF THE BOARD
The Board recommends that the stockholders vote “FOR” the election of each of the nominees to the Board as set forth in this proposal.
Nomination of Directors and Selection Process
Controlled Company Status
BNAC controls a majority of the voting power of our outstanding common stock. As a result, we are a “controlled company” under the corporate governance standards of the New York Stock Exchange (“NYSE”). As a controlled company, we are not required to comply with certain NYSE corporate governance requirements, including the requirements that:
•
a majority of our Board consists of independent directors;

•
we have a corporate governance and nominating committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•
we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

These exemptions do not modify the independence requirements applicable to our Audit & Risks Committee, and we comply with the rules of the Sarbanes-Oxley Act and the NYSE that require us to have an audit committee composed of at least three members, all of whom are independent. For additional details on our “controlled company” status, refer to “Corporate Governance — Controlled Company.”
Director Nomination Process
The Board recognizes the importance of soliciting capable candidates for Board membership and that the needs of the Board, in terms of the relative experience and other qualifications of candidates, may change over time. The Nominations & Governance Committee is responsible for assessing the appropriate mix of skills and characteristics required of Board members based on the Board’s needs at a given point in time and is further responsible for evaluating and recommending directors for election or re-election to the Board by utilizing the process described below. Final decisions on director nominations are made by the full Board, subject to certain nomination rights of BNAC under our Stockholders’ Agreement.
Pursuant to the Stockholders’ Agreement, as of the date of this Proxy Statement, BNAC has the right to nominate eight of the twelve members of our Board. The BNAC Designees (as defined herein) include two Class II director nominees, Messrs. Dayananda and Mekavichai, as well as Messrs. C. Vongkusolkit, Davis, Limpaphayom, Sirisaengtaksin and S. Vongkusolkit and Ms. Chaimongkol. For additional information, see “Certain Relationships and Related Party Transactions — Stockholders’ Agreement”.
Selection Criteria for Nominees for Directors
Pursuant to the policies of the Board, an assessment process is undertaken by the Nominations & Governance Committee as needed and consists of several steps, including:
•
maintaining and updating an inventory of capabilities, competencies, skills and qualities of current board members and of the Board as a whole; and

•
identifying capabilities, competencies, skills and qualities desired to be added to the Board consistent with and informed by the long-term strategic plan of the Company.

The Nominations & Governance Committee makes recommendations regarding board size, board composition, director selection and nominations to the full Board. When determining criteria for selecting directors, the Nominations & Governance Committee ensures all requirements of applicable law or listing standards are followed, as well as annually assessing the independence of our independent directors. In addition, our Corporate Governance Guidelines, which are available on our website at www.bkv.com, set forth certain criteria that apply to the selection of director candidates.
DIRECTOR SELECTION CRITERIA

Our Corporate Governance Guidelines state that our Nominations & Governance Committee will consider the following attributes of candidates for the Board:
•
relevant knowledge, diversity of background and experience in areas, including business, finance, accounting, technology, marketing, international business and government;

•
personal qualities of leadership, character, judgment and whether the candidate possesses a reputation in the community at large of integrity, trust, respect, competence and adherence to the highest ethical standards;

•
roles and contributions valuable to the business community; and

•
whether the candidate is free of conflicts, including the candidate’s qualification as “independent” under the various standards applicable to the Board and its committees, and has the time required for preparation, participation and attendance at meetings.

The Nominations & Governance Committee has determined that the skills and experience of the Board currently align well to the Company’s long-term strategy.

Director Skills and Backgrounds
In alignment with the Company’s long-term strategic plan, we have engaged in a deliberate and measured process to review the composition of our Board. Critical skill sets have been actively sought in the areas of executive leadership; risk management; energy industry experience; financial expertise; EHSR experience; geology and engineering expertise; mergers and acquisitions strategy and execution; and operational experience. All of our directors are committed to a culture of transparency, collaboration and intellectual independence, and possess a sincere commitment to engagement.
Our directors also have the following critical skills and backgrounds that bring important perspectives to the Board:
SKILL/EXPERIENCE	DESCRIPTION	DIRECTORS
Executive Leadership	Experience as a senior executive for a publicly listed company provides unique perspectives to the Board as well as mentorship for the Company’s CEO. Significant experience developing or implementing a strategic vision as a senior executive provides the Board with valuable insights into oversight of strategy and resource allocation.	12 of 12
Risk Management	Extensive knowledge of and experience in risk management particularly with respect to large organizations, aids the Board in understanding the issues that may face the Company and implementing robust controls and oversight.	6 of 12
Energy Industry Experience	Extensive knowledge of and experience in our industry, including commercial aspects of the business, markets, operational challenges, regulatory and strategy, aids the Board in understanding the issues that may face the Company.	11 of 12
Financial Experience	Substantial experience in financial reporting, accounting, and capital markets relevant to a large, complex or publicly traded companies and knowledge of internal controls and testing is valuable in order to promote effective capital allocation, robust controls, and oversight.	7 of 12
Environmental, Health, Safety, and Regulatory	Experience in industry regulations and health, safety and environmental best practices in the energy or other industrial operations strengthens the Board’s oversight and understanding of the risks facing the Company, its workforce, and the environment.	5 of 12
Geology and Engineering	Substantial experience in geology and engineering is valuable in order to promote effective capital allocation and operational oversight.	5 of 12
Mergers and Acquisitions Experience or Assessment	Understanding of, and experience with execution and evaluation of mergers and acquisitions of both private and public companies provides valuable perspective and insights to the Board.	12 of 12
Operational Experience	Extensive knowledge of operational matters at large or complex organizations contributes valuable perspective on issues specific to the Company’s risk exposures.	12 of 12

Nominees for Election — Class II Directors
Akaraphong Dayananda	Director — Class II
Age:	66
Director since:	2020
Committees:	Nominations & Governance
Other Public Boards:	None
Degrees:	BS in Engineering from Chulalongkorn University; MBA from Bowling Green State University
Akaraphong Dayananda has served as a director of the Company since May 2020. He has served as a director and President of BNAC since February 2015. Prior to that, Mr. Dayananda served in various positions at Banpu (SET: BANPU) and Banpu Power (SET: BPP), including a director of Banpu Power from July 2009 to December 2017, Chief Strategy Officer — Head of Strategy and Business Development of Banpu from 2011 to 2019, Senior Vice President — Head of Strategy and Business Development of Banpu from 2006 to 2011, Senior Vice President — Head of Corporate Strategic Planning of Banpu from 1999 to 2006 and Senior Vice President — Finance of Banpu Power from 1997 to 1999. Prior to that, he gained expertise in the financial service sector while serving as Managing Director of Peregrine Nithi Finance and Securities Company Limited from 1995 to 1997 and in various positions at Thai Investment and Securities Plc from 1984 to 1995, including most recently Senior Vice President of Corporate Lending and Marketing. Mr. Dayananda has also served as a director of various subsidiaries of Banpu, both internationally and domestically throughout his career. Mr. Dayananda received a BS in Engineering from Chulalongkorn University and an MBA from Bowling Green State University. He also received certificates in various management and directorship programs, such as the Executive Program in Strategy and Organization from Stanford University and the Director Certificate Program from the Thai Institute of Directors. Mr. Dayananda brings broad expertise in strategic planning, business development and risk management to the Board. In addition, we believe that Mr. Dayananda’s extensive experience as an executive and director and financial and investment experience make him qualified to serve on our Board.

Thiti Mekavichai	Director — Class II
Age:	64
Director since:	2020
Committees:	Nominations & Governance
Other Public Boards:	None
Degrees:	BS in Geography from Srinakharinwirot University; diploma in Hydrographic Surveying from Plymouth Polytechnic, U.K.
Thiti Mekavichai has served as a director of the Company since May 2020. He has served as Group Senior Vice President and Head of Oil and Gas of Banpu (SET: BANPU) since October 2023. He served as Chief Executive Officer of BNAC between January 2019 and September 2023. He has served as a director of BNAC since January 2019 and Head of Oil and Gas Business of Banpu (SET: BANPU) since November 2018. Prior to that, Mr. Mekavichai served as Executive Vice President of Human Resources and Business Services of PTT Exploration (SET: PTTEP) from October 2011 to September 2018 and Executive Vice President of Human Resources of Central Retail Corporation, Thailand’s leading multi-format and multi-category retailing platform, from June 2008 to October 2011. From December 1992 to June 2008, he held various technical and human resources positions at subsidiaries of Shell plc (NYSE: SHEL), in both the upstream and downstream industries, and served as a director of Shell Company of Thailand Limited from February 2004 to May 2008. He also served as a director of Energy Complex Company Limited, a company responsible for the construction and operational management of an office building complex, from April 2012 to August 2018 and PTT Digital Solutions Co., Ltd., an information and communication technology company, from March 2014 to August 2018. Mr. Mekavichai received a BS in Geography from Srinakharinwirot University and a diploma in Hydrographic Surveying from Plymouth Polytechnic, U.K. Mr. Mekavichai brings broad expertise in oil and gas operations, risk management, human resources, corporate development and information and technology to the Board. In addition, we believe that Mr. Mekavichai’s extensive experience as an executive and director at international energy companies makes him qualified to serve on our Board.

Sunit S. Patel	Director — Class II
Age:	64
Director since:	2022
Committees:	Audit & Risks
Other Public Boards:	None
Degrees:	B.S. in Chemical Engineering and Economics from Rice University; Chartered Financial Analyst (CFA)
Sunit S. Patel has served as a director of the Company since September 2022. Since March 2025, Mr. Patel has served as Executive Vice President and Chief Financial Officer, and from December 2023 to March 2025 served as a director of Crown Castle Inc. (NYSE: CCI), a wireless infrastructure company. Prior to that, he served as Chief Financial Officer of Ibotta, Inc., a consumer technology company, from February 2021 to March 2025. In addition, he served as Executive Vice President, Merger and Integration Lead, at T-Mobile US, Inc., a provider of mobile communications services, from October 2018 to April 2020. In addition, Mr. Patel served as Executive Vice President and Chief Financial Officer of CenturyLink, Inc., an international facilities-based communications company, from November 2017 to September 2018 and Executive Vice President and Chief Financial Officer of Level 3 Communications Inc. from 2003 until its merger with CenturyLink in November 2017. He also co-founded and served as Chief Financial Officer of Looking Glass Networks Inc., a facilities-based provider of metropolitan telecommunication transport services, from April 2000 to March 2003. Prior to that, he served in senior leadership positions in a number of telecom companies and began his professional career in investment banking. Mr. Patel received a B.S. in Chemical Engineering and Economics from Rice University and is a Chartered Financial Analyst (CFA). Mr. Patel brings broad experience in financial, accounting and technology matters and strategic planning and transactions to the Board. In addition, we believe that Mr. Patel’s financial and accounting expertise, executive leadership experience and public company experience make him qualified to serve on our Board.

Carla Mashinski	Director — Class II
Age:	63
Director since:	2022
Committees:	Audit & Risks; Compensation
Other Public Boards:	Primoris Services Corporation; Ranger Energy Services
Degrees:	BS in Accounting with high honors from the University of Tennessee at Knoxville; Executive MBA from the University of Texas at Dallas
Carla S. Mashinski has served as a director of the Company since September 2022. Since 2019, she has served on the board of directors of Primoris Services Corporation (NYSE: PRIM), a specialty construction and infrastructure company in the United States, and has served as chair of its audit committee and a member of its compensation committee since 2021. She has also served as a director, audit committee chair and nominations & governance committee member of Ranger Energy Services (NYSE: RNGR), an oil field service company, since January 2024. On July 1, 2025, Carla joined the board of a private company, Coastal Bend LNG, an emerging U.S. Gulf Coast liquefied natural gas developer positioning itself as a low-carbon LNG producer. Ms. Mashinski served as Chief Financial Officer of Cameron LNG, a liquefied natural gas terminal near the Gulf of Mexico, from 2015 to 2017, then was promoted to Chief Financial Officer and Administrative Officer and served in this role until her retirement in May 2022. Prior to that, she served as Chief Financial Officer and Vice President, Finance and Information Management, North American Operations, of Sasol Ltd. (JSE: SOL), an integrated energy and chemical company based in South Africa, from 2014 to 2015, Vice President, Finance and Administration and U.S. Chief Financial Officer of SBM Offshore (AMX: SBMO), a Dutch-based global group of companies servicing the offshore oil and gas industry, from 2008 to 2014 and Vice President, Accounting and Chief Accounting Officer/Controller of GulfMark Offshore, Inc., a global provider of marine transportation services, from 2004 to 2008. Ms. Mashinski also held various finance and accounting positions for Duke Energy (1999-2004) and Shell Oil Company (1985-1998) and its affiliates. Her previous board experience includes serving as a director, and a member of the audit, compensation and nominating committees, of Carbo Ceramics Inc., a technology and services company servicing the oil and gas industry, from 2019 to 2020 and a director, and chair of the compensation committee and member of the audit committee, of Unit Corporation (OTC: UNTC), a diversified energy company, from 2015 to 2020. Ms. Mashinski received a BS in Accounting with high honors from the University of Tennessee at Knoxville and an Executive MBA from the University of Texas at Dallas. She is a Certified Public Accountant in the State of Texas, National Association of Corporate Directors (NACD) Directorship Certified and holds a CERT Certification in Cybersecurity Oversight issued by the Software Engineering Institute of Carnegie Mellon University, and Effective AI Oversight for Directors Certification from Heinz College of Carnegie Mellon University. Ms. Mashinski brings broad experience in financial and accounting matters and corporate governance to the Board. In addition, we believe that Ms. Mashinski’s financial and accounting experience, U.S. public company board experience and upstream industry experience make her qualified to serve on our Board.

Class I Directors and Class III Directors
Christopher P. Kalnin	Director — Class I
Age:	48
Director since:	2020
Committees:	None
Other Public Boards:	None
Degrees:	HBA in Finance from the University of Western Ontario; MBA from Northwestern University’s Kellogg School of Management
Christopher P. Kalnin has served as Chief Executive Officer and a director of the Company since its formation in May 2020 and founded the Company in 2015. In September 2023, he was appointed as a member of a newly established Executive Committee of Banpu, with the delegation of authority to manage all aspects of Banpu’s businesses in North America, among other things. He also worked at Kalnin Ventures, the fund manager of BKV O&G, owned by Banpu (SET: BANPU), as Managing Director from June 2014 to May 2020 and Group CEO from January 2019 to May 2020. Prior to that, Mr. Kalnin served in multiple roles at Level 3 Communications, Inc. (“Level 3 Communications”), a global provider of high-capacity communications services to businesses, serving as Vice President of Strategic Business Operations and Planning from January 2014 to June 2014 and Senior Director from February 2012 to December 2013. From January 2010 to July 2011, he served as a Strategy Advisor and Chief of Staff to the Chief Executive Officer at PTT Exploration (SET: PTTEP), a petroleum exploration and production company based in Thailand. Additionally, he served as Engagement Manager at McKinsey & Company, a management consulting firm, from October 2005 to January 2010 and Senior Analyst at Credit Suisse First Boston, the investment banking division of Credit Suisse Group, from July 2000 to July 2003. Mr. Kalnin received an HBA in Finance from the University of Western Ontario and an MBA from Northwestern University’s Kellogg School of Management. We believe that Mr. Kalnin’s extensive industry experience and demonstrated leadership capabilities throughout our growth make him qualified to serve on our Board.

Chanin Vongkusolkit	Chairman of the Board — Class I
Age:	73
Director since:	2020
Committees:	None
Other Public Boards:	Banpu; The Erawan Group Public Company Limited
Degrees:	Bachelor in Economics from Thammasat University; MBA in Finance from St. Louis University
Chanin Vongkusolkit has served as Chairman of the Board of the Company since May 2020. He founded Banpu (SET: BANPU) in 1983 and has served as its Chairman of the Board since April 2016. His other positions at Banpu include director and Senior Executive Officer from 2015 to 2016 and director and Chief Executive Officer from 1983 to 2015. In addition, Mr. Vongkusolkit has served as a director of The Erawan Group Public Company Limited (SET: ERW), a hotel investor, developer and operator, since November 2004, and Chairman of its board of directors since April 2018. He has also served as a director of Mitr Phol Sugar Corp., Ltd., a sugar and bio-energy producer, since 1983 and various subsidiaries of Banpu, including Banpu Power (SET: BPP). Additionally, Mr. Vongkusolkit serves as Chairman of the Thai Listed Companies Association and an advisor at the Thammasat Economics Association. He previously served as a Commissioner at the Securities and Exchange Commission of Thailand from 2016 to 2018 and a director of Ratchaburi Electricity Generating Holding Public Company Limited, an independent power producer, from November 2003 to March 2011. Mr. Vongkusolkit received a Bachelor in Economics from Thammasat University and an MBA in Finance from St. Louis University. Mr. Vongkusolkit brings broad expertise in corporate development and leadership to the Board. In addition, we believe that Mr. Vongkusolkit’s extensive experience with international energy companies makes him qualified to serve on our Board.

Anon Sirisaengtaksin	Director — Class I
Age:	73
Director since:	2020
Committees:	Nominations & Governance
Other Public Boards:	Banpu; Saha-Union Public Company Limited; CIMB Thai Bank Public Company Limited
Degrees:	BS in Geology from Chulalongkorn University; MBA from Thammasat University
Anon Sirisaengtaksin has served as a director of the Company since May 2020. He has served as a director of Banpu (SET: BANPU) since April 2016 and an Executive Advisor to Banpu for its oil and gas business since 2014. He has also served as chairman of Thai Eastern Group Holding plc. (SET: TEGH), an agricultural business, since 2022, as a director of Saha-Union Public Company Limited (SET: SUC), an investment company, from 2020 to 2022 and CIMB Thai Bank Public Company Limited (SET: CIMBT), a commercial bank in Thailand, since June 2020. In addition, he served as a director and Chief Executive Officer of PTT Global Chemical Public Company Limited (SET: PTTGC) from 2012 to 2013, President and Chief Executive Officer of PTT Exploration (SET: PTTEP) from 2008 to 2012, Senior Executive Vice President, Corporate Strategy and Development of PTT Public Company Limited (“PTT PCL”) (SET: PTT) from 2002 to 2008, Executive Vice President, Natural Gas Supply and Trading, Gas Business Group, of PTT PCL from 2001 to 2002 and Deputy President, Natural Gas Marketing, Transmission and Distribution of PTT Natural Gas Distribution Co., Ltd. from 1996 to 2001. Mr. Sirisaengtaksin received a BS in Geology from Chulalongkorn University and an MBA from Thammasat University. Mr. Sirisaengtaksin brings broad expertise in corporate leadership and strategic planning to the Board. In addition, we believe that Mr. Sirisaengtaksin’s extensive experience as an executive at international energy companies makes him qualified to serve on our Board.

Somruedee Chaimongkol	Director — Class I
Age:	64
Director since:	2020
Committees:	Audit & Risks (through June 19, 2025); Compensation
Other Public Boards:	None
Degrees:	Bachelor’s degree in Accounting from Bangkok University
Somruedee Chaimongkol has served as a director of the Company since May 2020. She has served as a director of BNAC since February 2015. She previously served as the Chief Executive Officer and as a director of Banpu from April 2015 until March 2024, and prior to that served as the company’s Chief Financial Officer from 2006 to 2015 and Senior Vice President of Finance from 2001 to 2006. In addition, Ms. Chaimongkol has served as a director of various subsidiaries of Banpu, including Banpu Power (SET: BPP). She has also served as a commissioner of PT. Indo Tambangraya Megah Tbk (IDX: ITMG), an Indonesian coal supplier, since March 2022, and served as a director of Biofuel Development Holdings Co., Ltd., from November 2010 to December 2018. Ms. Chaimongkol received a Bachelor’s degree in Accounting from Bangkok University. Ms. Chaimongkol brings broad expertise in corporate leadership and financial matters to the Board. In addition, we believe that Ms. Chaimongkol’s extensive experience as an executive and director at international energy companies makes her qualified to serve on our Board.

Joseph R. Davis	Director — Class III
Age:	75
Director since:	2020
Committees:	Nominations & Governance
Other Public Boards:	Reconnaissance Energy Africa Ltd.
Degrees:	AB in Earth Science from Dartmouth College; MS in Geology from Southern Methodist University; PhD in Geology from the University of Texas at Austin
Joseph R. Davis has served as a director of the Company since May 2020. He has served as a director of Reconnaissance Energy Africa Ltd. d/b/a ReconAfrica (TSXV: RECO), a Canadian oil and gas company engaged in the exploration and development of oil and gas in Namibia, Botswana and Angola, since January 2022. In 2014, Mr. Davis began working with our Chief Executive Officer, Chris Kalnin, as a consultant, and upon the formation of BKV O&G in June 2015, he assumed the role of Vice President of Geosciences with Kalnin Ventures. He was later promoted to Senior Vice President of Kalnin Ventures, and in January 2019, he became Chief Operating Officer and served in that position until his retirement in March 2020. In addition, he served as Exploration Advisor for Digital Prospectors, LLC, an exploration consulting firm, from May 2009 to May 2015 and Vice President of Hyperion Oil Iraq, L.L.C., an international oil and gas exploration company involved in Iraq and Latin America, from August 2006 to May 2009. From 1992 to 2006, he had a consulting business specializing in evaluation of oil and gas exploration projects. Mr. Davis received an AB in Earth Science from Dartmouth College, an MS in Geology from Southern Methodist University and a PhD in Geology from the University of Texas at Austin. Mr. Davis brings broad expertise in strategic planning and operations to the Board. In addition, we believe that Mr. Davis’s upstream industry experience and executive experience make him qualified to serve on our Board.

Kirana Limpaphayom	Director — Class III
Age:	51
Director since:	2023
Committees:	None
Other Public Boards:	Banpu; Centennial Coal Co. Pty Ltd.
Degrees:	Bachelor of Economics; MBA from the Chulalongkorn University
Kirana Limpaphayom has served as a director of the Company since September 2023. He has served as Chief Operating Officer of Banpu (SET: BANPU) since April 2024 and as a director since April 2020, as Chief Executive Officer of Banpu Power (SET: BPP) since April 2020, as Executive Manager of Banpu Power Trading G.K., a licensed electricity retailer in Japan, since April 2021 and as Commissioner to PT. Indo Tambangraya Megah Tbk (IDX: ITMG), an Indonesian coal supplier, since March 2022. In September 2023, he was appointed as a member of a newly established Executive Committee of Banpu, with the delegation of authority to manage many aspects of Banpu’s businesses in Asia, among other things. Mr. Limpaphayom also currently serves as a director of various subsidiaries of Banpu, including as a director of BKV-BPP Retail since July 2022, BPPUS and the BKV-BPP Power Joint Venture since July 2021 and Banpu Power since April 2020. He has also served as an Alternate Director of Centennial Coal Co. Pty Ltd. (ASX: CEY), an Australian mining company, since April 2014. Mr. Limpaphayom previously served as Head of Power at Banpu from April 2020 to April 2024, and as a President Director of PT. Indo Tambangraya Megah Tbk from March 2016 to May 2020. Prior to that, Mr. Limpaphayom served in various positions at Banpu and its subsidiaries, including as Head of Strategic Planning at Banpu from August 2009 until May 2013, as Executive Director of Banpu Australia Co. Pty. Ltd. from June 2013 until December 2015 and as President Director of PT. Indominco Mandiri, a subsidiary of PT. Indo Tambangraya Megah Tbk, from April 2016 until August 2017. Mr. Limpaphayom received a Bachelor of Economics and an MBA from the Chulalongkorn University, a Master of Science in Industrial Relations from the University of London and a PhD in Sociology from the University of Warwick. Mr. Limpaphayom brings broad expertise in corporate leadership and financial matters to the Board. In addition, we believe that Mr. Limpaphayom’s extensive experience as an executive and director at international energy companies makes him qualified to serve on our Board.

Charles C. Miller III	Director — Class III
Age:	73
Director since:	2020
Committees:	Audit & Risks; Compensation
Other Public Boards:	None
Degrees:	AB from Harvard College; JD from Harvard Law School
Charles C. Miller III has served as a director of the Company since May 2020 and became Lead Independent Director during 2025. He served as a director of Global Healthcare Exchange, a provider of exchange and other electronic services to health care providers and their suppliers, from June 2017 through December 2023, and Equideum Health, a Web3 person-centered healthcare and research network provider, from December 2021 to April 2024. Mr. Miller was an executive in the telecommunications industry from 1987 to 2013. From 2000 to 2014, he was Vice Chairman of Level 3 Communications where his responsibilities included corporate strategy, mergers and acquisitions, business development, marketing and information services. Prior to that, Mr. Miller was an executive officer of BellSouth Corporation from 1987 to 2000, where his roles included Senior Vice President, Corporate Strategy and Development, as well as President of BellSouth International, Inc. Before his telecommunications career, he practiced corporate law at King & Spalding LLP from 1979 to 1984 and Ropes & Gray LLP from 1977 to 1979. Mr. Miller received an AB from Harvard College and a JD from Harvard Law School. Mr. Miller brings broad expertise in strategic planning, business development and technology to the Board. In addition, we believe that Mr. Miller’s U.S. public company board experience and legal expertise make him qualified to serve on our Board.
Sinon Vongkusolkit	Director — Class III
Age:	36
Director since:	2022
Committees:	None
Other Public Boards:	Banpu; PT. Indo Tambangraya Megah Tbk; Banpu Power
Degrees:	BA in Business and Marketing Management from Oxford Brookes University; MA in Global Management Finance from Regent’s University London
Sinon Vongkusolkit has served as a director of the Company since July 2022. He has served as Chief Executive Officer and director of Banpu (SET: BANPU) since April 2024. Mr. Vongkusolkit also currently serves as a director of various subsidiaries of Banpu, including as a director of PT. Indo Tambangraya Megah Tbk (IDX: ITMG) since March 2024, as a director of Banpu Power (SET: BPP) since April 2024, as a director for each of BOG Co., Ltd. and BNAC since May 2024, as a director of BPPUS since June 2024 and as a director of Banpu Ventures Pte. Ltd. since May 2022. He previously served as Chief Executive Officer of Banpu NEXT Co. Ltd. from July 2022 to December 2023. Prior to that, he served at Banpu in the Project Management Office team, where he executed financial and asset transactions, from January 2020 to June 2022. He also served as a financial analyst in the Corporate Finance team of Banpu, where he worked on funding for the Banpu group, from November 2014 to January 2020. Mr. Vongkusolkit received a BA in Business and Marketing Management from Oxford Brookes University and an MA in Global Management Finance from Regent’s University London. Mr. Vongkusolkit brings broad expertise in strategic management and operations, including corporate finance, investments and project management, from his time at Banpu to the Board. In addition, we believe that Mr. Vongkusolkit’s leadership skills, technological adeptness and growth mindset from his time at Banpu NEXT Co. Ltd. make him qualified to serve on our Board.

Director Independence
Our Board has determined that the following four members of our Board will qualify as “independent” under the listing standards of the NYSE: Messrs. Davis, Miller and Patel and Ms. Mashinski.
As a controlled company, we are not required to comply with certain NYSE corporate governance requirements, including the requirements that:
•
a majority of our Board consist of independent directors;

•
we have a corporate governance and nominating committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•
we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

These exemptions do not modify the independence requirements applicable to our Audit & Risks Committee, and we comply with the rules of the Sarbanes-Oxley Act and the NYSE that require us to have an audit committee composed of at least three members, all of whom are independent. For additional details on our “controlled company” status refer to “Corporate Governance — Controlled Company.”
The Company’s Corporate Governance Guidelines and our Nominations & Governance Committee Charter require periodic, but no less frequently than annual, reviews of the independence of our directors. An “independent” director is a director who meets the definition of “independent director” under the listing standards of the NYSE and is affirmatively determined to be “independent” by the Board. For a director to be deemed “independent,” the Board must affirmatively determine that the director has no material relationship with the Company or its affiliates (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company or its affiliates), or any person (including the director) that, with its affiliates, is the beneficial owner of 5% or more of the Company’s outstanding voting stock or any member of the executive leadership of the Company or his or her affiliates. Material relationships include commercial, banking, industrial, consulting, legal, accounting, charitable and familial relationships. For making this determination, the Board has adopted a set of director independence standards as required by the NYSE. These independence standards can be found in the Company’s Corporate Governance Guidelines at www.bkv.com.
Voting for Directors
The shares of common stock represented by the enclosed proxy will be voted as instructed by the shareholder for the election of the nominees named in this section. If no direction is made, the proxy will be voted “FOR” the election of all of the nominees named above other than in the case of broker non-votes, which will be treated as described below. Our Second Amended and Restated Bylaws (“Bylaws”) provide that all elections of directors shall be determined by a plurality of the votes cast in respect of the shares present in person or represented by proxy and entitled to vote. Therefore, any nominee who receives a greater number of votes cast “FOR” his or her election than votes cast “AGAINST” his or her election will be elected to the Board.
Virtual attendance at the Annual Meeting constitutes presence in person. Shares not represented in person or by proxy at the Annual Meeting, abstentions and broker non-votes will have no effect on the election of directors, other than counting for purposes of a quorum. If any nominee becomes unavailable for any reason, or if a vacancy should occur before the election, the shares of common stock represented by the enclosed proxy may be voted for such other person as the Board may recommend. The Company does not expect that any nominee will be unavailable for election.

Corporate Governance
Controlled Company
As of the Record Date, BNAC held 63,877,614 outstanding shares of our common stock, comprising more than 50% of the voting power of our outstanding common stock. As a result, we are a “controlled company” within the meaning of the corporate governance rules of the NYSE. As a controlled company, we are not required to comply with certain NYSE corporate governance requirements, including the requirements that:
•
a majority of our Board consist of independent directors;

•
we have a corporate governance and nominating committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•
we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

We currently rely on “controlled company” exemptions from these NYSE requirements. While BNAC continues to control more than 50% of the voting power of our outstanding common stock, we intend to continue to rely on these exemptions and, as a result, we do not have a majority of independent directors on the Board, and the Compensation Committee and Nominations & Governance Committee do not consist entirely of independent directors. Accordingly, you will not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of the NYSE. If we cease to be a “controlled company” within the meaning of the applicable rules of the NYSE, we will be required to comply with these requirements after specified transition periods.
These exemptions do not modify the independence requirements applicable to our Audit & Risks Committee, and we comply with the rules of the Sarbanes-Oxley Act and the NYSE that require us to have an audit committee composed of at least three members, all of whom are independent.
Corporate Governance Policies
We recognize that strong corporate governance plays an important part in achieving our objective of enhancing the Company’s long-term value for our stockholders. Executive leadership, led by the CEO, is responsible for running the Company’s operations, under the oversight of the Board.
The Board has adopted corporate governance principles that serve as the framework of the Board and its committees. From time to time, the Board may revise its corporate governance policies in response to changing regulatory requirements, evolving best practices and the perspective of our stockholders and other stakeholders.
CORPORATE GOVERNANCE MATERIALS
The following materials related to corporate governance at BKV are available at either www.bkv.com, under the section: “Investor — Governance — Governance Documents” or on the SEC’s website.

•
Second Amended and Restated Certificate of Incorporation

•
Second Amended and Restated Bylaws

•
Audit & Risks Committee Charter

•
Compensation Committee Charter

•
Nominations & Governance Committee Charter

• Corporate Governance Guidelines • Code of Business Conduct and Ethics • Insider Trading Policies and Procedures • Clawback Policy of BKV Corporation • Ethics and Compliance Helpline
Corporate Responsibility
BKV is committed to building a new kind of energy company. We are a group of innovators passionate about how the energy industry can change the world. We understand the impact climate change has on our community, the world and future generations, and addressing these impacts in how energy is produced is a top priority. We seek to create value for our stockholders while providing a safe and healthy workplace for our people, acting as good environmental stewards and being respected members of the communities in which we operate. Our 2024 Sustainability Report provides additional insight into our operations, goals, strategy and performance. It is located at www.bkv.com/sustainability; however, the report is not incorporated by reference into this proxy statement or considered to be part of this document, and the information contained in this proxy statement should be considered the most up-to-date in the event any such information conflicts with the information provided in the Corporate Responsibility Report. We plan to issue a 2025 Sustainability Report later this year also to be located at www.bkv.com/sustainability.
Board Leadership Structure
The roles of Chief Executive Officer and Chairperson of the Board of our company are currently held by different individuals. This separation recognizes the differences between the two roles and the value of having the distinct and different perspectives and experiences of a separate Chief Executive Officer and Chairperson of the Board. The non-executive Chairperson is responsible for, among other things, developing the agenda and procedures for the Board’s work, presiding over meetings of the full Board and executive sessions of the non-management members of the Board, acting as a liaison between the Board and management, coordinating the director recruitment process, leading succession planning efforts and facilitating communications with investors. As our Chairman, Mr. C. Vongkusolkit, a BNAC Designee, is not an independent director, the independent directors will annually appoint from among themselves a Lead Independent Director. Mr. Miller was appointed Lead Independent Director during 2025. If the Lead Independent Director is not present at a meeting of the independent directors, a majority of the independent directors present at any such meeting shall select an independent director to preside over that meeting.
Communications with the Board of Directors
The Board provides a process for stockholders and other interested persons to send communications to the Chairman of the Board, any committee of the Board, the independent directors as a group or any of the other directors, including the entire Board. Stockholders and other interested persons may send written communications to the to the attention of the Corporate Secretary, BKV Corporation, 1200 17th Street, Suite 2100, Denver, Colorado 80202. Stockholders and any other interested parties should mark the envelope containing any such communication as “Stockholder Communication with Directors” and clearly identify the intended recipient(s) of the communication. The Corporate Secretary will review, sort and summarize the communications and forward them to the intended recipient(s) as expeditiously as reasonably practicable, to the applicable addressees if (1) the communication complies with the requirements of any applicable policy adopted by the Board relating to the subject matter of the communication and (2) the communication falls within the scope of matters generally considered by the Board.
Committees of the Board of Directors
The Board has three standing committees: the Audit & Risks Committee, the Compensation Committee and the Nominations & Governance Committee. In addition, the Board may from time to time authorize additional standing or ad hoc committees, as it deems appropriate. The Board may create ad hoc committees from time to time for special matters, such as finance or strategy. The following table lists our director nominees’ standing committee assignments and chairmanships as of December 31, 2025.
Board Member	Audit & Risks	Compensation	Nominations & Governance
Carla S. Mashinski	C	✓
Somruedee Chaimongkol		C
Sunit S. Patel	✓
Charles C. Miller III	✓	✓
Anon Sirisaengtaksin			C
Joseph R. Davis			✓
Akaraphong Dayananda			✓
Thiti Mekavichai			✓
Audit & Risks Committee
The Audit & Risks Committee oversees the conduct of our financial reporting processes, including (i) reviewing with management and the outside auditors the audited financial statements included in our annual reports filed with the SEC, (ii) reviewing with management and the outside auditors the interim financial results included in our quarterly reports filed with the SEC, (iii) discussing with management and the outside auditors the quality and adequacy of internal controls and (iv) reviewing the independence of the outside auditors.
Our Audit & Risks Committee will have a minimum of three members and is currently comprised of Ms. Mashinski, Mr. Miller and Mr. Patel, and Ms. Mashinski serves as the chair of the Audit & Risks Committee. All members of our Audit & Risks Committee are required to be “independent” as defined in the NYSE corporate governance standards and Rule 10A-3 of the Exchange Act and our Board has determined that each of Ms. Mashinski, Mr. Miller and Mr. Patel is independent under the NYSE corporate governance standards and Rule 10A-3 of the Exchange Act. Additionally, all members of our Audit & Risks Committee will be, in the judgment of our Board, financially literate, or will become so within a reasonable period of time after appointment to the Audit & Risks Committee. Ms. Mashinski and Mr. Patel qualify as “audit committee financial experts” as defined under the Sarbanes-Oxley Act and applicable regulations of the Securities Exchange Commission (the “SEC”). The Audit & Risks Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the NYSE, and the Audit & Risks Committee review the charter annually. A copy of the Audit & Risks Committee Charter is available for review on the Company’s website at www.bkv.com.
Nominations & Governance Committee
The Nominations & Governance Committee is responsible for (i) advising our Board about the appropriate composition of our Board and its committees, (ii) identifying and evaluating candidates for board service, (iii) subject to BNAC’s rights under the Stockholders’ Agreement, recommending director nominees for election at annual meetings of stockholders or for appointment to fill vacancies and newly created directorships, and (iv) recommending the directors to serve on each committee of our Board. The Nominations & Governance Committee is also responsible for periodically reviewing and making recommendations to our Board regarding corporate governance policies, stockholder proposals and responses to stockholder proposals, for conducting an annual performance review of our Board and its committees, and for reviewing whether our directors satisfy applicable independence requirements. Pursuant to our Stockholders’ Agreement, BNAC currently has the right to designate for nomination eight out of twelve directors on the Board; for additional information, see “Certain Relationships and Related Party Transactions — Stockholders’ Agreement”. For additional details regarding director selection criteria, refer to “Nomination of Directors and Selection Process — Selection Criteria for Nominees for Directors” and for additional details regarding stockholder nominations, refer to “Stockholder Nominations.”
The members of our Nominations & Governance Committee are Messrs. Sirisaengtaksin, Davis, Dayananda and Mekavichai, and Mr. Sirisaengtaksin serves as the chair of the Nominations & Governance Committee. As a “controlled company,” our Nominations & Governance Committee is not required to be comprised of entirely independent directors. Messrs. Sirisaengtaksin, Dayananda and Mekavichai are not “independent” for purposes of the SEC and NYSE independence rules that are applicable to nominations and governance committee members. The Nominations & Governance Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the NYSE, and the Nominations & Governance Committee reviews the charter annually. A copy of the Nominations & Governance Committee Charter is available for review on the Company’s website at www.bkv.com.
Compensation Committee
The Compensation Committee reviews, evaluates and recommends to the Board compensation policies for our executive officers and has authority to approve the compensation of all executive officers other than the CEO. The Compensation Committee also administers the 2024 Plan (as defined below) and has the authority to grant equity awards under the 2024 Plan to our executive officers and senior management other than the CEO.
The members of our Compensation Committee are Ms. Chaimongkol, Ms. Mashinski and Mr. Miller, and Ms. Chaimongkol serves as the chair of the Compensation Committee. As a “controlled company,” our Compensation Committee is not required to be comprised of entirely independent directors. Ms. Chaimongkol is not “independent” for purposes of the SEC and NYSE independence rules that are applicable to compensation committee members. The Compensation Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the NYSE, and the Compensation Committee reviews the charter annually. A copy of the Compensation Committee Charter is available for review on the Company’s website at www.bkv.com.
The Company engaged Willis Towers Watson plc (“WTW”) on behalf of the Compensation Committee as its independent executive compensation advisory firm. WTW provides consulting services solely on behalf the Compensation Committee and has no relationship with the Company or management except as it may relate to performing such services. WTW assists the Compensation Committee in defining our peer companies for executive compensation and practices, and benchmarking our executive compensation program against the peer group. WTW also assists the Compensation Committee with all aspects of the design of our executive and director compensation programs to ensure appropriate linkage between pay and performance. For 2025, the Compensation Committee assessed the independence of WTW pursuant to applicable SEC and NYSE rules and concluded that WTW’s engagement by the Compensation Committee did not raise any conflicts of interest.
Compensation Committee Interlocks and Insider Participation
None of our executive officers serve on the board of directors or compensation committee of another public company that has an executive officer serving on our board of directors or compensation committee. In addition, no member of our board is an executive officer of another public company in which one of our executive officers serves as a member of the Board or compensation committee of that company.
Family Relationships
Messrs. C. Vongkusolkit and S. Vongkusolkit are father and son, respectively. There are no other familial relationships among any of the directors or executive officers of the Company.

Audit & Risks Committee Report
AUDIT & RISKS COMMITTEE REPORT

Members during 2025(1):
Carla S. Mashinski (Chair and Independent)
Charles Miller III (Independent)
Sunit S. Patel (Independent)
Somruedee Chaimongkol (former member)
Meetings during 2025:
Six regular meetings
Audit & Risks Committee Financial Experts
The Board has determined that each of the following
members of the Audit & Risks Committee is an audit
committee financial expert based on a qualitative
assessment of the individual’s knowledge and experience:
•
Ms. Mashinski — BA in Accounting from the University of Tennessee and MBA from The University of Texas at Dallas; extensive CFO experience and board and audit committee experience

•
Mr. Patel — Chartered Financial Analyst; extensive CFO experience

Carla S. Mashinski, Charles Miller III and Sunit S. Patel are financially literate and independent under SEC, NYSE and the Company’s rules and guidelines.
The Audit & Risks Committee is charged with assisting the Board in its oversight of the following, among other things:
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the integrity of the Company’s financial statements and financial reporting process and the Company’s systems of internal accounting and financial controls

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the performance of the internal audit services functions

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the annual independent audit of the Company’s financial statements, the engagement of the independent auditors and the evaluation of the independent auditors’ qualifications, independence and performance

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the Company’s compliance with legal and regulatory requirements, including disclosure controls and procedures

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the evaluation of financial risks

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the review and approval of all related-party transactions

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the review of the Company’s cyber and data security risks

This report of the audit & risk oversight committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (“Securities Act”), or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.
The principal purpose of the Audit & Risks Committee is to assist the Board in its general oversight of our accounting practices, system of internal controls, audit processes and financial reporting processes. The Audit & Risks Committee is responsible for appointing and retaining our independent auditor and pre-approving the audit and non-audit services to be provided by the independent auditor. The Audit & Risks Committee is also responsible for the review and approval of all related-party transactions as well as the review of the Company’s cyber and data security risks. The Audit & Risks Committee’s oversight function is more fully described in its charter.
Our management is responsible for preparing our financial statements and ensuring they are complete and accurate and prepared in accordance with generally accepted accounting principles (“GAAP”). Our independent auditor, PwC, is responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with GAAP.
The Audit & Risks Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2025 with management and with PwC. These audited financial statements are included in our Annual Report on Form 10-K for the year ended December 31, 2025 (the “Annual Report”).
The Audit & Risks Committee has also discussed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
The Audit & Risks Committee also has received and reviewed the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit & Risks Committee concerning independence and has discussed with PwC its independence.
Based on the review and discussions described above, the Audit & Risks Committee recommended to the Board that the audited financial statements be included in the Annual Report for filing with the SEC.

Respectfully submitted,
Carla S. Mashinski, Chair	Sunit S. Patel	Charles Miller III	Somruedee Chaimongkol(1)

(1)
The Audit & Risks Committee membership changed, effective June 19, 2025, to include only the current members. During the year ended December 31, 2025, for periods prior to June 19, 2025, the Audit & Risks Committee was comprised of Ms. Mashinski, Ms. Chaimongkol and Mr. Patel.

Code of Business Conduct and Ethics
In connection with the consummation of our initial public offering (“IPO”), our Board adopted a Code of Business Conduct and Ethics applicable to all the Company’s employees, officers and directors. The Code of Business Conduct and Ethics covers compliance with law; fair and honest dealings with the Company, its competitors and others; full, fair and accurate disclosure to the public; and procedures for compliance with the Code of Business Conduct and Ethics. The Code of Business Conduct and Ethics is available on the Company’s website at www.bkv.com.
Corporate Governance Guidelines
In connection with the consummation of our IPO, our Board adopted Corporate Governance Guidelines in accordance with the corporate governance rules of the NYSE. Our Corporate Governance Guidelines are available on the Company’s website at www.bkv.com.
Stockholder Nominations
Our Bylaws permit stockholders to nominate directors for consideration at an annual meeting of stockholders. During the past year, no stockholders nominated a candidate for the Company’s Board pursuant to procedures discussed in our Bylaws or otherwise formally suggested a candidate to the Nominations & Governance Committee, other than BNAC, which, in accordance with its rights under the Stockholders’ Agreement, designated two of the Class II director nominees nominated by the Board for election at the Annual Meeting, Messrs. Dayananda and Mekavichai. For additional information, see “Certain Relationships and Related Party Transactions — Stockholders’ Agreement.”
The chairman of the Annual Meeting may disregard any nomination of a candidate for director if it is not made in compliance with the procedures in our Bylaws or other requirements under the Exchange Act. For more information on stockholder participation in the selection of director nominees, please refer to Section 2.03 of our Bylaws, which can be found on the SEC’s website.
Subject to BNAC’s rights under the Stockholders’ Agreement, it is the policy of the Nominations & Governance Committee to consider properly submitted shareholder nominations for directors and evaluate the criteria of such nominees in accordance with the Corporate Governance Guidelines and the Nominations & Governance Committee Charter, both of which can be found on www.bkv.com under “Investors — Governance — Governance Documents.”
For additional information regarding stockholder nominations, see “Requirements for Submitting Proxy Proposals and Transaction of Business at Annual Meeting.”
Certain Relationships and Related Party Transactions
Policies and Procedures Regarding Related Party Transactions
Our Board has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest (“Related Party Transactions”). In reviewing and approving any such Related Party Transactions, our Audit & Risks Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated third party and the extent of the related person’s interest in the transaction. Our Board is also empowered to, and from time to time does, designate a Special Committee of our independent directors to independently review and assess potential Related Party Transactions.
Transactions with Related Parties
Based on information provided by the Company’s directors and executive officers and assessments by the Company’s management, the Audit & Risks Committee determined that during the year ended December 31, 2025, there were not, nor are there any currently proposed, Related Party Transactions, other than as described below and certain compensation arrangements, which are described where required under “Executive Compensation.”
Stockholders’ Agreement
In connection with the closing of our IPO, on September 27, 2024, we entered into a new Stockholders’ Agreement with BNAC (the “Stockholders’ Agreement”). Pursuant to our Stockholders’ Agreement, as long as BNAC beneficially owns 10% or more of our voting stock, BNAC will be entitled to designate for nomination to our Board a number of individuals (collectively, the “BNAC Designees”) approximately proportionate to such beneficial ownership, provided that (i) from September 27, 2025 until the first date on which BNAC beneficially owns 50% or less of our voting stock, at least four board seats will not be BNAC Designees, and (ii) from and after the first date on which BNAC beneficially owns 50% or less of our voting stock, a number of board seats equal to the minimum number of directors that would constitute a majority of the total number of directors comprising our Board will not be BNAC Designees. Under our Stockholders’ Agreement, we have agreed to use our best efforts to cause the election of the BNAC Designees, including nominating such individuals to be elected as a director, recommending their election and soliciting proxies or consents in favor of their election. Our Stockholders’ Agreement also provides that we and BNAC shall, to the extent permitted by law, take actions to cause our CEO to be included in our Board.
In addition, for so long as BNAC beneficially owns shares of our voting stock representing at least 25% of our total voting power, BNAC will have the right to designate the chairman of our Board from among the BNAC Designees. As of the date of this Proxy Statement, the BNAC Designees include two Class II director nominees, Messrs. Dayananda and Mekavichai, as well as Messrs. C. Vongkusolkit, Davis, Limpaphayom, Sirisaengtaksin and S. Vongkusolkit and Ms. Chaimongkol. BNAC designated C. Vongkusolkit as the chairman of our Board. During the year ended December 31, 2025, for periods prior to September 27, 2025, the BNAC Designees also included Mr. Kalnin. However, effective as of September 27, 2025, the number of Banpu Designees was automatically reduced by one in accordance with the Stockholders’ Agreement and Mr. Kalnin ceased to be a Banpu Designee. Notwithstanding the change in Banpu Designees, our Stockholders’ Agreement provides that we and BNAC shall, to the extent permitted by law, take actions to cause Mr. Kalnin, as our CEO, to continue to be included as a member of our Board.
Our Stockholders’ Agreement also provides BNAC with certain information rights for so long as it continues to own shares of our voting stock representing at least 25% of our voting power. Further, we may not amend our Second Amended and Restated Certificate of Incorporation or our Bylaws in a manner inconsistent with the rights granted to BNAC pursuant to our Stockholders’ Agreement without BNAC’s consent.
Our Stockholders’ Agreement will terminate on the earlier to occur of (i) such time as BNAC is no longer entitled to designate a director pursuant to our Stockholders’ Agreement (except that the registration rights discussed below will survive and continue until BNAC no longer hold any shares of our common stock constituting registrable securities (as defined in our Stockholders’ Agreement)) and (ii) the delivery of written notice by BNAC to us requesting termination of our Stockholders’ Agreement.
Registration Rights
Our Stockholders’ Agreement provides BNAC with the right, in certain circumstances, to require us to register their shares of our common stock constituting registrable securities under the Securities Act for sale into the public markets and with certain piggyback rights, as described below. Our Stockholders’ Agreement also provides that we will pay certain expenses of BNAC relating to such registrations and indemnify BNAC and its affiliates against certain liabilities that may arise under the Securities Act.
In accordance with these registration rights, on December 1, 2025, a resale registration statement on Form S-3 became effective for the registration of the offer and sale of 63,877,614 shares of our common stock owned by BNAC. As of the date of this proxy statement, no shares of our common stock have been sold by BNAC pursuant to that resale registration statement.
BKV-BPP Power Joint Venture
Background
BKV-BPP Power LLC (“BKV-BPP Power” or the “BKV-BPP Power Joint Venture”) is an existing joint venture between BKV and Banpu Power US Corporation (“BPPUS”) that owns two modern combined cycle gas and steam turbine power plants located in the ERCOT North Zone in Temple, Texas. As of December 31, 2025, BKV and BPPUS each owned a 50% interest in the BKV-BPP Power Joint Venture. Following the closing of the BKV-BPP Power Joint Venture Transaction (as defined below) on January 30, 2026, the BKV-BPP Power Joint Venture is owned 75% by BKV and 25% by BPPUS and BKV will consolidate the financial results of the BKV-BPP Power Joint Venture into BKV’s consolidated financial results. BPPUS is a wholly-owned subsidiary of Banpu Power, which is controlled by Banpu, the ultimate parent company of BKV and BKV’s majority stockholder, BNAC.
Prior to the closing of the BKV-BPP Power Joint Venture Transaction on January 30, 2026, BKV-BPP Power was jointly controlled by us and BPPUS through a board of directors consisting of ten members, five of whom were appointed by us, including Chris Kalnin, Eric Jacobsen, Lindsay Larrick, Ethan Ngo and Anon Sirisaengtaksin, and five of whom were appointed by BPPUS. Of the five members appointed by us, Anon Sirisaengtaksin was an employee of Banpu who also serves on our Board. Following the closing of the BKV-BPP Power Joint Venture Transaction, the BKV-BPP Power Joint Venture is managed by a board of managers consisting of twelve members, nine of whom are appointed by us and three of whom are appointed by BPPUS. Of the nine members who are appointed by us, one or more may be a director of Banpu.
In November 2021, BKV-BPP Power acquired Temple I for an aggregate purchase price of $430.0 million. BKV-BPP Power was formed in July 2021 for the purpose of purchasing and operating Temple I. In connection with the purchase of Temple I, we made a capital contribution to BKV-BPP Power in the amount of $87.0 million and BPPUS made a capital contribution to BKV-BPP Power in the amount of $87.0 million, and BKV-BPP Power borrowed an aggregate of $282.0 million under the Temple I Loan Agreements (as defined below) entered into with BNAC and BPPUS. For additional information, see “— Temple I Loan Agreements” below.

In July 2023, BKV-BPP Power acquired Temple II for an aggregate purchase price of $460.0 million. In connection with the purchase of Temple II, Temple Generation Intermediate Holdings II, LLC, a subsidiary of BKV-BPP Power, entered into and borrowed an aggregate amount of $560.0 million under a Credit Agreement (the “Temple II Credit Agreement”). Under the Temple II Credit Agreement, the lenders have no recourse to us with respect to any amounts owed to them thereunder and we are not liable in any manner (and are not required to provide security) for any obligations owed to them thereunder.
BKV-BPP Power Joint Venture Transaction
On October 29, 2025, BKV entered into that certain Membership Interest Purchase Agreement with BPPUS (the “BKV-BPPUS Purchase Agreement”) to acquire one-half of the limited liability company interests of the BKV-BPP Power Joint Venture then held by BPPUS upon the terms and subject to the conditions of the BKV-BPPUS Purchase Agreement (such purchase and sale, together with the other transactions contemplated by the BKV-BPPUS Purchase Agreement, the “BKV-BPP Power Joint Venture Transaction”). BKV-BPP Power Joint Venture Transaction closed on January 30, 2026.
The aggregate consideration paid by BKV in the BKV-BPP Power Joint Venture Transaction consisted of $115.1 million in cash and 5,315,390 shares of BKV common stock. In accordance with the BKV-BPPUS Purchase Agreement, the aggregate consideration was determined pursuant to a formula of (x) $376.0 million less (y) $145.7 million, which amount equaled 25% of the net indebtedness of the BKV-BPP Power Joint Venture on the closing date, and paid 50% in cash and 50% in BKV common stock, with the number of shares of BKV common stock determined by dividing $115.1 million by $21.6609, which is the volume-weighted average price of BKV common stock during the twenty (20) consecutive trading-day period ended October 28, 2025. The stock consideration issued to BPPUS is subject to a 180-day lock-up. The foregoing descriptions of the BKV-BPPUS Purchase Agreement and the other transactions contemplated thereby are qualified in their entirety by the full text of the BKV-BPPUS Purchase Agreement, which was filed as an exhibit to BKV’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025.
At the closing of the BKV-BPP Power Joint Venture Transaction, BKV and BPPUS entered into the A&R BKV-BPP Power LLCA and the BPPUS Registration Rights Agreement (each as defined below), and BKV and BKV-BPP Power entered into the BKV-BPP Power Administrative Services Agreement (as defined below), which are further described below.
In accordance with our Related Party Transaction Policy, our Board formed a special committee (the “Special Committee”) consisting of independent and disinterested directors having the authority to consider, evaluate, review and, if they found appropriate, reject, or negotiate and pursue the BKV-BPP Power Joint Venture Transaction. The Special Committee unanimously approved the BKV-BPPUS Purchase Agreement, the A&R BKV-BPP Power LLCA, the BPPUS Registration Rights Agreement, and the BKV-BPP Power Administrative Services Agreement and the BPP Letter Agreement (the “Transaction Documents”) and the transactions contemplated thereby. Based on the recommendation of the Special Committee, the Board approved the Transaction Documents and the transactions contemplated thereby, approved the issuance of the stock consideration issued to BPPUS, and recommended that BNAC vote in favor of the issuance of such stock consideration. The Special Committee was advised by independent legal counsel and an independent financial advisor. BNAC, as the holder of approximately 71% of the total outstanding shares of our common stock, acted by written consent in lieu of a special meeting of stockholders, effective as of November 4, 2025, to approve the issuance of the stock consideration to BPPUS at the closing of the BKV-BPP Power Joint Venture Transaction. For additional information, please refer to the section of the definitive information statement on Schedule 14C, filed by BKV with the SEC on December 31, 2025, entitled “The Transaction  —  Interests of Certain Persons in Matters to be Acted Upon.”
Temple I Loan Agreements
On October 14, 2021, BKV-BPP Power entered into a Loan Agreement (the “$141 Million Banpu Loan Agreement”) with BNAC, which allowed for a single drawdown in the amount of $141.0 million. On November 1, 2021, BKV-BPP Power borrowed $141.0 million under the $141 Million Banpu Loan Agreement for the purpose of acquiring Temple I and working capital.
On October 15, 2021, BKV-BPP Power entered into a Loan Agreement (the “$141 Million BPPUS Loan Agreement” and, together with the $141 Million Banpu Loan Agreement, the “Temple I Loan Agreements”) with BPPUS, which allowed for a single drawdown in the amount of $141.0 million. On November 21, 2021, BKV-BPP Power borrowed $141.0 million under the $141 Million BPPUS Loan Agreement (and in addition to the $141.0 million borrowed under the $141 Million Banpu Loan Agreement) for the purpose of acquiring Temple I and working capital.
BKV-BPP Power’s payment obligations under the Temple I Loan Agreements are senior unsecured indebtedness. The Temple I Loan Agreements bear interest at 12-month SOFR plus 4.6% per annum. Interest on the loans is payable on a semi-annual basis, and the loans will mature on November 1, 2026. BKV-BPP is permitted to prepay the loans at any time, with no prepayment premium. The Temple I Loan Agreements include covenants that, among other things, prohibit BKV-BPP from merging, incurring liens or incurring any additional indebtedness or guarantees. The Temple I Loan Agreements include financial covenants that require BKV-BPP Power to maintain a minimum net worth (as defined in the Temple I Loan Agreements, but generally meaning total assets minus total liabilities). In the $141 Million Banpu Loan Agreement, the minimum net worth requirement is $120.0 million and in the $141 Million BPPUS Loan Agreement, the minimum net worth requirement is $40.0 million. Under the Temple I Loan Agreements, BNAC and BPPUS have no recourse to us with respect to any amounts owed to them thereunder and we are not liable in any manner (and are not required to provide security) for any obligations owed to them thereunder.

BKV-BPP Power Limited Liability Company Agreement
At the closing of the BKV-BPP Power Joint Venture Transaction, BKV and BPPUS entered into the Amended and Restated Limited Liability Company Agreement of BKV-BPP Power (the “A&R BKV-BPP Power LLCA”) to, among other things, (i) expand the purpose and powers of the BKV-BPP Power Joint Venture to pursue additional strategic initiatives, (ii) provide that BKV is entitled to appoint a majority of the board of directors of BKV-BPP Power Joint Venture, (iii) delegate the authority and responsibility for the day-to-day operation of the business of the BKV-BPP Power Joint Venture to BKV and (iv) provide BKV with the ability to unilaterally cause the BKV-BPP Power Joint Venture to make strategic acquisitions or investments in new power generation assets, make capital expenditures for new development projects and enter into new joint venture or joint development projects with one or more third parties for new power generation opportunities.
Pursuant to the A&R BKV-BPP Power LLCA, no member of the BKV-BPP Power Joint Venture will be required to make capital contributions without such member’s consent. However, future capital contributions may be made by the members in certain specific circumstances. Under the new terms of the A&R LLCA, each member of the BKV-BPP Power Joint Venture has the ability to transfer or encumber such member’s membership interests in the BKV-BPP Power Joint Venture (subject to certain limitations). In addition, subject to limited exceptions, transfers by either member of their membership interests in the BKV-BPP Power Joint Venture will be subject to a right of first offer to purchase such membership interests from the other member, BPPUS will have certain tag-along rights in connection with transfers by BKV to third parties and BKV will have a drag-along right to consummate certain qualified sales.
Following the closing of the BKV-BPP Power Joint Venture Transaction, the BKV-BPP Power Joint Venture is managed by a board of managers consisting of twelve members, nine of whom are appointed by us and three of whom are appointed by BPPUS. Of the nine members who are appointed by us, one or more may be a director of Banpu.
For as long as BPPUS maintains an ownership interest in the BKV-BPP Power Joint Venture of at least 10%, consent from at least one member of the Joint Venture Board appointed by BPPUS will be required for certain specified actions referred to as “Board Reserved Matters,” such as: (i) any sale of the BKV-BPP Joint Venture or certain significant subsidiaries, or transfer of substantially all assets, merger, consolidation, amalgamation or similar business combination of the BKV-BPP Joint Venture, subject to certain exceptions; (ii) any winding up, dissolution or liquidation or any commencement of or any filing or petition for a voluntary bankruptcy or reorganization; (iii) any amendment, restatement, or revocation of organizational documents, subject to certain exceptions; (iv) any material change in the nature of the business or purpose of the BKV-BPP Joint Venture; (v) entry into certain related party transactions; (vi) the issuance, sale, repurchase, or redemption of any of the equity interests of the BKV-BPP Joint Venture; (vii) the admission of any new member to the BKV-BPP Joint Venture, subject to certain exceptions; (viii) the early termination without Joint Venture Board approval of, or the execution or material amendment of, any material contract, subject to certain exceptions; (ix) the incurrence of certain indebtedness beyond certain thresholds; and (x) the making of certain capital calls.
BPPUS Registration Rights Agreement
At the closing of the BKV-BPP Power Joint Venture Transaction, we entered into a Registration Rights Agreement, dated as of January 30, 2026 (the “BPPUS Registration Rights Agreement”), with BPPUS. Pursuant to the BPPUS Registration Rights Agreement, BKV has agreed to, among other things, (i) provide BPPUS with certain Form S-3 demand and piggyback registration rights for the 5,315,390 shares of common stock issued to BPPUS in the BKV-BPP Power Joint Venture Transaction, subject to a 180-day lock-up and customary cutbacks, blackout periods and other limitations, (ii) pay certain registration expenses and (iii) provide BPPUS with customary indemnification rights.
BKV-BPP Power Administrative Services Agreement
In December 2021, we entered into an Administrative Service Agreement with BKV-BPP Power, which was amended on December 1, 2022, August 26, 2023, June 28, 2024 and June 30, 2025, and, at the closing of the BKV-BPP Power Joint Venture Transaction, such was amended and restated, effective January 1, 2026 (as amended and restated, the “BKV-BPP Power Administrative Services Agreement”). Under the BKV-BPP Power Administrative Services Agreement, we provided certain operational, accounting, tax and other services as required by the BKV-BPP Power Administrative Services Agreement during the year ended December 31, 2025 in return for an annual fee. In addition to the annual fee, we were entitled to receive reimbursement for all (i) reasonable, ordinary and necessary out-of-pocket expenses actually incurred in connection with travel, (ii) actual costs of audits, legal fees, tax return preparations and other third-party professional fees approved by BKV-BPP Power and (iii) reasonable, ordinary and necessary out-of-pocket expenses actually incurred by us in connection with the services provided by us under the BKV-BPP Power Administrative Services Agreement. During the year ended December 31, 2025, we recognized $1.8 million of revenues related to the services provided under the BKV-BPP Power Administrative Services Agreement. Following the closing of the BKV-BPP Power Joint Venture Transaction, BKV will continue to provide certain operational, accounting, tax and other services as required by the BKV-BPP Power Administrative Services Agreement in return for an annual fee. From January 1, 2026, through December 31, 2026, the fee is $6.97 million. In additional to the annual fee, BKV is entitled to receive reimbursement for all (i) reasonable, ordinary and necessary out-of-pocket expenses actually incurred in connection with travel, (ii) actual costs of audits, legal fees, tax return preparations and other third-party professional fees approved by BKV-BPP Power and (iii) reasonable, ordinary and necessary out-of-pocket expenses actually incurred by us in connection with the services provided by us.

BKV-BPP Cotton Cove Joint Venture
BKV-BPP Cotton Cove is a joint venture owned 51% by BKV dCarbon Ventures and 49% by BPPUS and formed on August 25, 2023 to own the Cotton Cove Project. BKV-BPP Cotton Cove is jointly controlled by BKV dCarbon Ventures and BPPUS through a board of managers consisting of six members, four of whom are appointed by BKV dCarbon Ventures and two of whom are appointed by BPPUS. Of the four members appointed by BKV dCarbon Ventures, none are employees of Banpu. As discussed below, any environmental attributes arising from the Cotton Cove Project will be distributed and allocated to BKV dCarbon Ventures on an annual basis.
We currently expect the total investment required for the Cotton Cove Project to be approximately $18 million. To fund such investment, and pursuant to the terms of the BKV-BPP Cotton Cove LLC Agreement, as amended and restated on June 26, 2025, on July 9, 2025, BKV dCarbon Ventures contributed $3.3 million to BKV-BPP Cotton Cove, net of $0.1 million of expenditures paid by BKV dCarbon Ventures on behalf of BKV-BPP Cotton Cove, and on July 10, 2025, BPPUS received $5.4 million as a partial return of its initial capital contribution of $8.6 million from BKV-BPP Cotton Cove. Subsequent to these transactions, BKV dCarbon Ventures contributed an additional $5.8 million, for a total of $9.0 million, and BPPUS contributed an additional $5.5 million, for a total of $8.8 million, for the year ended December 31, 2025.
BKV-BPP Cotton Cove Limited Liability Company Agreement
BKV dCarbon Ventures and BPPUS are each a party to the BKV-BPP Cotton Cove LLC Agreement (as amended and restated on June 26, 2025, the “BKV-BPP Cotton Cove LLC Agreement”) governing the BKV-BPP Cotton Cove Joint Venture, which, among other things, provides that:
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any environmental attributes arising from the Cotton Cove Project will be distributed and allocated to BKV dCarbon Ventures on an annual basis;

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BKV dCarbon Ventures has the power to manage and administer the business and affairs of BKV-BPP Cotton Cove, subject to specified matters reserved for approval by the Cotton Cove JV Board, as discussed below;

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BKV dCarbon Ventures has agreed to enter into an administrative services agreement and management agreement with BKV-BPP Cotton Cove; and

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BKV-BPP Cotton Cove has agreed to reimburse BKV dCarbon Ventures in an amount equal to 100% of the costs and expenses incurred and paid by BKV dCarbon Ventures for subsurface seismic testing intended to determine the optimal location and design for the Cotton Cove Project.

Additionally, neither party can transfer or encumber its interests in BKV-BPP Cotton Cove, except transfers to its affiliates, without prior approval of the Cotton Cove JV Board, and no transfer will be permitted if the transfer would, among other things, (i) violate, give rise to a default under or cause any payment to become due under any credit agreement, guaranty, or similar credit document or any other material contract to which BKV-BPP Cotton Cove or any affiliate is bound or (ii) cause any of BKV-BPP Cotton Cove, BKV dCarbon Ventures or BPPUS to suffer any reduction in entitlement to, or recapture of tax credits under Section 45Q of the Internal Revenue Code of 1986, as amended (“Code”) or any monetization of such tax credits under Section 6417 or Section 6418 of the Code.
In the event that either party admits in writing that it is unable to perform its obligations (including any obligation to provide additional capital contributions) under the BKV-BPP Cotton Cove LLC Agreement, the non-defaulting party will be entitled to (i) sell the assets of the joint venture and dissolve the joint venture on reasonable terms deemed acceptable to the Cotton Cove JV Board, (ii) obtain specific performance of the non-defaulting party’s obligations and/or (iii) exercise any other right or remedy provided in law or in equity.
The Cotton Cove JV Board will determine the amount and timing of distributions of operating cash flow and net capital proceeds (which will be distributed within three business days after becoming available for distribution). All distributions will be made on a pro-rata basis to BKV dCarbon Ventures and BPPUS. As of December 31, 2025, no distributions have been made by BKV-BPP Cotton Cove. Additional cash capital contributions in amounts of up to approximately $1.4 million and $1.7 million may be required to be made by BKV dCarbon Ventures and by BPPUS, respectively, upon receipt of a unanimous request from the Cotton Cove JV Board; provided that (i) BKV-BPP Cotton Cove LLC Agreement prohibits the Cotton Cove JV Board from making any such request to BPPUS unless and until BKV dCarbon Ventures has made its initial capital contribution in full and (ii) any such additional contributions made by BPPUS must be expended on items included in the annual approved budget, items in response to an emergency in the event that BKV-BPP Cotton Cove does not have sufficient cash reserves to address such emergency, or any other matter approved by the Cotton Cove JV Board.
The BKV-BPP Cotton Cove LLC Agreement delegates to BKV dCarbon Ventures full authority to decide, agree, consent to, approve, perform, enter into, delegate or otherwise undertake any activity that does not (A) violate applicable law for and on behalf BKV-BPP Cotton Cove or (B) qualify as a major decision or significant activity of BKV-BPP Cotton Cove that requires the unanimous consent of the Cotton Cove JV Board, such as, among other things: (i) making certain elections available to BKV-BPP Cotton Cove with respect to the monetization of Section 45Q credits; (ii) approving certain final investment decisions related to the Cotton Cove Project; (iii) directing transfers of BKV-BPP Cotton Cove membership interests to unaffiliated third parties; (iv) entering into any merger, consolidation, amalgamation, conversion of BKV-BPP Cotton Cove or any of its subsidiaries, into another form or entity or any other business combination of any nature; (v) causing the wind up, dissolution, liquidation, commencement or any filing or petition for a voluntary bankruptcy, reorganization, debt arrangement involving BKV-BPP Cotton Cove; (vi) authorizing any amendment, restatement or revocation of the organizational documents of BKV-BPP Cotton Cove or its subsidiaries; (vii) authorizing increases or decrease of the required capital contributions; (viii) determining the location of the wells associated with the Cotton Cove Project; or (ix) decisions related a possible initial public offering of BKV-BPP Cotton Cove. Under the terms of the BKV-BPP Cotton Cove LLC Agreement:
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BKV dCarbon Ventures does not have the power to unilaterally cause BKV-BPP Cotton Cove to make distributions; and

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a majority of the Cotton Cove JV Board may require BKV dCarbon Ventures to make additional capital contributions to fund items approved in the annual budget or other matters approved by the Cotton Cove JV Board, which would reduce the amount of cash otherwise available to BKV dCarbon Ventures or require BKV dCarbon Ventures to incur additional indebtedness.

Amended and Restated Tax Sharing Agreement
From our inception until the completion of our IPO, BNAC owned, directly and indirectly, in excess of 80% of the outstanding shares of our common stock, with the result that we have been included in BNAC’s consolidated federal income tax group (as well as in certain consolidated, combined and unitary state and local income tax returns filed by BNAC). Prior to the completion of our IPO, we were party to a tax sharing agreement, dated as of May 1, 2020 (the “Former Tax Sharing Agreement”), with BNAC, providing for payment by us to BNAC of the amounts payable by us in respect of U.S. federal income taxes and certain state and local taxes, and for certain payments by BNAC to us.
In connection with the closing of our IPO, on September 27, 2024, we entered into an amended and restated tax sharing agreement with BNAC (the “Amended and Restated Tax Sharing Agreement”), which amended and restated the Former Tax Sharing Agreement and sets forth the principles and responsibilities (i) governing the allocation of consolidated U.S. federal income tax liabilities and consolidated, combined and unitary state and local income tax liabilities between us and BNAC during the periods in which we have been and are included in any consolidated or combined income tax return filed by BNAC, (ii) specifying the allocation of tax attributes and tax liabilities in connection with deconsolidation and (iii) setting forth agreements with respect to certain other tax matters.
The Amended and Restated Tax Sharing Agreement contains provisions that we believe are customary for tax sharing agreements between members of a consolidated group. In particular, we make payments to BNAC in respect of our allocable share of the U.S. federal income consolidated tax liability and state and local combined tax liability, in each case as determined on a separate return basis. In addition, we are compensated for the use of our net operating losses and other tax assets to the extent such assets reduce the U.S. federal income consolidated tax liability or state and local combined tax liability, as applicable, during the periods in which we have been and are included in any consolidated or combined income tax return filed by BNAC. The Amended and Restated Tax Sharing Agreement also includes customary indemnification clauses and survives until all obligations and liabilities of the parties arising under the agreement are satisfied. We made no payments to BNAC under the Amended and Restated Tax Sharing Agreement in 2025.
Bedrock Registration Rights Agreement
On September 30, 2025, BKV Upstream Midstream completed its acquisition of 100% of the equity interests of BKV Barnett II (formerly known as Bedrock Production, LLC) from Bedrock Energy Partners, LLC (the “Bedrock Energy Partners”) and certain of its subsidiaries (the “Bedrock Acquisition”) for aggregate consideration consisting of approximately $272.1 million in cash and the issuance to Bedrock Energy Partners of 5,233,957 shares of BKV common stock. As a result of the issuance of the stock consideration, Bedrock Energy Partners became the beneficial owner of greater than 5% of our issued and outstanding shares of common stock.
In connection with the closing of the Bedrock Acquisition, BKV entered into a Registration Rights Agreement, dated as of September 29, 2025 (the “Bedrock Registration Rights Agreement”), with Bedrock Energy Partners. Pursuant to the Bedrock Registration Rights Agreement, BKV agreed to, among other things, (i) provide Bedrock Energy Partners with certain Form S-3 demand and piggyback registration rights for the 5,233,957 shares of common stock received in the Bedrock Acquisition, subject to customary cutbacks, lock-up periods, blackout periods and other limitations, (ii) pay certain registration expenses and (iii) provide Bedrock Energy Partners with customary indemnification rights.
In accordance with the registration rights granted to Bedrock Energy Partners, on December 23, 2025, we filed an automatic shelf registration statement on Form S-3 to register the offer and sale of 5,233,957 shares of our common stock owned by Bedrock Energy Partners. As of the date of this proxy statement, the 5,233,957 shares of our common stock received in the Bedrock Acquisition have been sold by Bedrock Energy Partners pursuant to that resale registration statement.
Indemnification Agreements with our Directors and Officers
We have entered into indemnification agreements with each of our directors and officers. The indemnification agreements and our governing documents will require us to indemnify our directors and officers to the fullest extent permitted by Delaware law. Subject to certain limitations, the indemnification agreements and our governing documents will also require us to advance expenses incurred by our directors and officers.

Employee Relationship with Chief Administrative Officer and Chief Legal Officer
Tara Blevins, the sister of Lindsay B. Larrick, our Chief Administrative Officer and Chief Legal Officer, was employed by the Company in a non-executive officer position and received total compensation of approximately $233,996 in 2025. Her compensation was established by the Company in accordance with its compensation practices applicable to employees with comparable qualifications and responsibilities and holding similar positions.

Director Compensation
For 2025, our non-employee directors were compensated as follows, pursuant to the BKV Corporation Non-Employee Director Compensation Program adopted by the Board, as amended through December 17, 2025:
•
Each non-employee director, other than a non-employee director who served as chairman of the Board, was entitled to receive an annual cash retainer of $75,000 (increased to $90,000 as of December 17, 2025), and any non-employee director serving as the chairman of the Board was entitled to receive an annual cash retainer of $137,500 (increased to $156,000 as of December 17, 2025), each paid in quarterly installments, based on calendar quarters, in arrears on a prorated basis;

•
Members of our Audit & Risks Committee (other than the chairperson thereof) were entitled to receive an additional cash retainer of $10,000, and the chairperson of the Audit & Risks Committee was entitled to receive an additional cash retainer of $20,000 (increased to $25,000 as of December 17, 2025), each paid in quarterly installments, based on calendar quarters, in arrears on a prorated basis;

•
Members of our Compensation Committee and Nominating & Governance Committee (other than the chairpersons thereof) were entitled to receive an additional cash retainer of $5,000, and the chairperson of the Compensation Committee and chairperson of the Nominating & Governance Committee were entitled to receive an additional cash retainer of $15,000 (increased to $20,000 as of December 17, 2025), each paid in quarterly installments, based on calendar quarters, in arrears on a prorated basis;

•
Members of the Special Committee of the Board that was formed on August 19, 2025 were entitled to receive cash compensation for service in evaluating the transaction disclosed in the Schedule 14C filed by the Company on December 31, 2025. For additional details, please refer to the first footnote to the table below summarizing Board compensation for the year ended December 31, 2025;

•
Each non-employee director who was re-elected to serve, or continued serving as a non-employee director immediately following the 2025 annual meeting of the Company’s stockholders, received an annual grant of TRSUs on the date of the annual meeting with a grant date value of $140,000 for each non-employee director other than the chairman of the Board, or $202,500 for the chairman of the Board, which will vest on the day prior to the 2026 annual meeting of the Company’s stockholders, subject to the non-employee director’s continued service; provided that each such director could elect to receive, in lieu of the annual grant of TRSUs, a cash payment equal to the grant date value of the TRSUs, subject to the same terms and conditions as would have applied to the TRSUs;

•
Our Lead Independent Director was entitled to receive a $25,000 cash retainer paid in quarterly installments, based on calendar quarters, in arrears on a prorated basis; and

•
Each non-employee director was reimbursed for reasonable out-of-pocket expenses incurred while attending meetings of the Board or any of its committees.

The following table summarizes our Board’s compensation for the year ended December 31, 2025:
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Chanin Vongkusolkit	232,778	—	232,778
Somruedee Chaimongkol	160,843	—	160,843
Joseph R. Davis	270,397	139,992	415,389
Akaraphong Dayananda	145,955	—	145,955
Kirana Limpaphayom	140,955	—	140,955
Carla S. Mashinski	290,589	139,992	435,581
Thiti Mekavichai	145,955	—	145,955
Charles C. Miller III	283,763	139,992	428,755
Sunit S. Patel	222,897	139,992	367,889
Anon Sirisaengtaksin	156,145	—	156,145
Sinon Vongkusolkit	140,955	—	140,955

(1)
Amounts reported in this column reflect (a) cash retainers received for service in 2025 pursuant to the Non-Employee Director Compensation Program and (b) cash compensation received for serving on the Special Committee, as follows: Mr. Davis ($125,000), Ms. Mashinski ($125,000), Mr. Miller ($120,000) and Mr. Patel ($72,500).

(2)
Amounts reflect the grant date fair values of the TRSUs granted in 2025, which have been computed in accordance with FASB ASC Topic 718, but (pursuant to SEC regulations) without reduction for estimated forfeitures. Directors for whom no amounts are shown in this column elected to receive cash payments in lieu of the TRSUs, subject to the same terms and conditions as would have applied to the TRSUs. The cash payments will be disclosed as compensation received for the year ending December 31, 2026, for those directors whose entitlement to payment vests.

Stock Ownership Information
Security Ownership of Certain Beneficial Owners and Management
The following tables set forth, as of the Record Date, the number of shares and percentage of BKV common stock beneficially owned by:
•
each named executive officer and director of the Company;

•
all executive officers and directors of the Company as a group; and

•
each person known to the Company to beneficially own more than 5% of our common stock.

Applicable percentage ownership is based on 109,386,560 shares of our common stock outstanding as of the Record Date. Except as otherwise indicated, (a) the persons or entities identified in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, (b) the current directors and executive officers have not pledged any of such shares as security and (c) the address of each beneficial owner listed in the table below is c/o BKV Corporation, 1200 17th Street, Suite 2100, Denver, Colorado 80202. All information with respect to beneficial ownership has been furnished by the respective 5% or more stockholders, directors or executive officers, as applicable.
The following information has been presented in accordance with the SEC’s rules and is not necessarily indicative of beneficial ownership for any other purpose. Under the SEC’s rules, beneficial ownership of a class of capital stock as of any date includes any shares of that class as to which a person, directly or indirectly, has or shares voting power or investment power as of that date and also any shares as to which a person has the right to acquire sole or shared voting or investment power as of or within 60 days of the Record Date.
	Beneficial Ownership
	Common Stock		Percentage of Beneficial Ownership
Name of Beneficial Owner	Shares	%	%
Named Executive Officers and Directors:
Christopher P. Kalnin	1,935,639(1)	1.77%	1.77%
Dilanka Seimon	18,837(2)	*	*
Eric S. Jacobsen	210,857	*	*
Barry S. Turcotte	5,240	*	*
Somruedee Chaimongkol	—	—%	—%
Joseph R. Davis	33,000	*	*
Akaraphong Dayananda	500	*	*
Kirana Limpaphayom	25,000	*	*
Carla S. Mashinski	—	—%	—%
Thiti Mekavichai	18,500	*	*
Charles C. Miller III	87,500	*	*
Sunit S. Patel	50,000	*	*
Anon Sirisaengtaksin	5,000	*	*
Chanin Vongkusolkit	—	—%	—%
Sinon Vongkusolkit	—	—%	—%
All executive officers and directors as a group
(21 persons)	2,745,107	2.51%	2.51%
5% Stockholders:
Banpu North America Corporation(3)	63,877,614	58.40%	58.40%
Banpu Power US Corporation(4)	5,315,390	4.86%	4.86%

*
Less than 1%.

(1)
Includes 875,754 shares of our common stock held by Mr. Kalnin’s spouse.

(2)
Includes 8,837 shares of our common stock underlying outstanding RSUs scheduled to vest in May 2026.

(3)
Based on a Schedule 13D filed by BNAC on February 6, 2026. Consists of shares of BKV common stock held directly by BNAC, a Delaware corporation wholly owned by BOG Co., Ltd., a wholly owned subsidiary of Banpu, a public company listed on the Stock Exchange of Thailand and the ultimate parent company of BKV Corporation, BNAC, Banpu Power and BPPUS. The principal address of Banpu is 27th Floor, Thanapoom Tower, 1550 New Petchburi Road, Makkasan, Ratchathewi, Bangkok, Thailand.

(4)
Based on a Schedule 13D filed by BPPUS on February 6, 2026. Consists of shares of BKV common stock held directly by BPPUS, a Delaware corporation wholly owned by Banpu Power, which is controlled by Banpu, a public company listed on the Stock Exchange of Thailand and the ultimate parent company of BKV Corporation, BNAC, Banpu Power and BPPUS.

Delinquent Section 16(a) Reports
Pursuant to Section 16(a) of the Exchange Act, the Company’s directors, certain officers and any beneficial owner of 10% or more of our outstanding common stock (collectively, “Section 16 Persons”) are required to file, with the SEC, reports of ownership (Form 3) and changes of ownership (Form 4 and Form 5) of our common stock with the SEC. Copies of all such reports are required to be furnished to the Company. To our knowledge, based solely upon our review of the copies of such reports furnished to us for 2025 and other information, all filing requirements for the Section 16 Persons have been complied with during or with respect to 2025, except that: (i) a Form 3 reporting initial holdings for Lauren Read was filed late on July 2, 2025, (ii) a Form 4 reporting the sale of shares of common stock by Ethan Ngo was filed late on May 27, 2025, and (iii) an amended Form 4 correcting a Form 4 reporting the acquisition of shares of common stock for Anon Sirisaengtaksin was filed late on April 18, 2025.
Equity Compensation Plans
Securities Authorized for Issuance Under Equity Compensation Plans
The following table sets forth certain information as of December 31, 2025, concerning outstanding awards under the Company’s equity compensation plan, which has been approved by stockholders, the weighted average exercise price of the outstanding options and the number of shares available for future issuance under the plan:
Plan Category	(a) Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights or Settlement of Restricted Stock Units(1)	(b) Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Shares Remaining Available for Future Issuance(2)
Equity compensation plans approved by stockholders(3)	1,874,119	—	2,918,186

(1)
Includes 688,825 time-based restricted stock units (“TRSUs”) and 1,185,294 performance-based restricted stock units (“PRSUs”) at target. If the PRSUs are earned at the maximum level of performance, 2,370,588 shares would be issuable upon the settlement of such PRSUs.

(2)
Reflects the number of shares of our common stock available for issuance under the 2024 Plan assuming that target performance is achieved with respect to outstanding PRSUs.

(3)
Consists of the 2024 Plan which permits grants of awards in the form of stock options, shares of restricted stock, performance units and restricted stock units, as well as other forms of incentive awards.

2024 Equity and Incentive Compensation Plan
Our 2024 Equity and Incentive Compensation Plan (the “2024 Plan”) became effective immediately prior to the consummation of the IPO and, in December 2025, our board of directors approved an amendment and restatement of the 2024 Plan to increase the number of shares of our common stock available for grant and issuance under the 2024 Plan by 2,500,000 shares, effective March 5, 2026 (the 2024 Plan, as so amended and restated, the “A&R 2024 Plan”). The A&R 2024 Plan was approved by holders of a majority of the voting power of the Company’s outstanding capital stock in January 2026.
The 2024 Plan permits the grant of awards to the non-employee directors, officers, and other employees of BKV and its controlled subsidiaries in order to provide incentives and rewards for service and/or performance. We may grant stock options, appreciation rights, restricted stock, restricted stock units (“RSUs”), performance shares, performance units, cash incentive awards, and certain other awards based on or related to shares of our common stock. Under the 2024 Plan, we can issue up to 5,000,000 shares of our common stock, which are subject to adjustment to reflect any extraordinary cash dividend, stock dividend, split, or combination of our common stock. The aggregate number of shares of our common stock available for award under the 2024 Plan will be reduced by one share of our common stock for every one share of its common stock subject to an award granted under the 2024 Plan. Each grant of an award under the 2024 Plan will be evidenced by an award agreement that includes terms and provisions, determined by our Compensation Committee (or other committee of the board of directors designated by the board to administer the 2024 Plan), which outlines the number of shares of common stock, earning or vesting terms, and any other terms consistent with the 2024 Plan.
Employee Stock Purchase Plan
Our Employee Stock Purchase Plan (the “ESPP”) became effective immediately prior to the consummation of the IPO. A total of 500,000 shares of our common stock is available for awards under the ESPP and only permits eligible employees to purchase shares of our common stock through payroll deductions, which cannot exceed 10% of the employee’s eligible compensation. The ESPP will be implemented through a series of offering periods, each with a duration of six months and occurring twice annually. During each offering period, payroll contributions will accumulate without interest and, on the last trading day of the offering period, accumulated payroll deductions will be used to purchase shares of our common stock. For the year ended December 31, 2024, we did not recognize any equity-based compensation expense related to the ESPP.
2021 Equity and Incentive Compensation Plan
On January 1, 2021, the BKV Corporation Long-Term Incentive Plan (the “2021 Plan”) was established and as of December 31, 2024, 7,724,499 RSUs were considered to have been granted under Accounting Standards Codification (“ASC”) 718 — Compensation-Stock Compensation (“ASC 718”), when taking into consideration performance RSUs at the maximum performance level and time-based RSUs anticipated to be legally granted in the three years following inception.
As of December 31, 2024, the awards considered granted under ASC 718 since inception equaled the number of RSUs legally granted.
Stock Ownership Guidelines
To support the Company’s commitment to stockholder alignment, the Company has adopted guidelines that require NEOs and certain of our other officers to hold a multiple of their base salary in common stock or other stock-based instruments including TRSUs and PRSUs. The ownership multiples are as follows:
•
Chief Executive Officer — five times annual base salary

•
President — Upstream; Chief Financial Officer — four times annual base salary

•
Other Officers subject to Section 16, including our Chief Commercial Officer — three times annual base salary

•
Other Senior Vice Presidents or Vice Presidents — two times annual base salary

The guidelines must be satisfied within three years after the date of hire, change in job title, or increase in salary. For three years and six months from the consummation of our IPO, each of our NEOs is also restricted from selling more than 25% of his shares of common stock (after subtracting any shares sold or withheld to pay any applicable exercise price for an equity award (e.g., stock options or stock appreciation rights) or satisfy any tax obligations, including withholding taxes, arising in connection with the exercise, vesting or payment of an equity award (e.g., stock options or stock appreciation rights) during any twelve month period).
As of December 31, 2025, all NEOs were in compliance with the transition guidance in the guidelines. For additional details on the common stock owned by our NEOs, please refer to “Security Ownership of Certain Beneficial Owners and Management.”

Executive Compensation
2025 Summary Compensation Table
The following Summary Compensation Table shows information about the compensation awarded to, earned by or paid to our NEOs for calendar years 2025 and 2024.
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Christopher P. Kalnin Chief Executive Officer	2025	795,386	—	3,411,014	1,676,401	21,000	5,903,801
	2024	700,000	—	2,800,700	991,200	27,060	4,518,960
Eric S. Jacobsen President — Upstream	2025	520,385	1,000,000	1,949,144	816,354	21,000	4,306,883
	2024	425,000	—	1,294,030	533,596	27,060	2,279,686
Dilanka Seimon(6) Chief Commercial Officer	2025	364,000	1,000,000	1,563,219	497,537	21,000	3,445,756

(1)
Amounts reflect the base salary paid to each NEO in the applicable year. For Mr. Seimon for 2025, this amount reflects the portion of his annual base salary of $520,000 that he received for the period beginning on his start date of April 3, 2025.

(2)
Amounts reflect (a) the retention bonus paid to Mr. Jacobsen, which he is required to repay if, prior to February 3, 2027, his employment terminates for any reason other than by the Company without “Cause” or by him for “Good Reason” (as such terms are defined in his amended and restated employment agreement) or he breaches any of the material terms and conditions set forth in the agreement, and (b) the sign-on bonus paid to Mr. Seimon, which he is required to repay if, prior to April 3, 2026, his employment terminates for any reason other than by the Company without “Cause” or by him for “Good Reason” (as such terms are defined in his employment agreement) or he breaches any of the material terms and conditions set forth in the agreement.

(3)
Amounts reflect the grant date fair values of the TRSUs and PRSUs granted in each year, which have been computed in accordance with FASB ASC Topic 718, but (pursuant to SEC regulations) without reduction for estimated forfeitures. Assuming the highest level of performance conditions will be achieved, the grant date fair values of the PRSUs granted in (a) 2025 would be $4,022,065 for Mr. Kalnin, $2,298,332 for Mr. Jacobsen and $1,926,459 for Mr. Seimon, and (b) 2024 would be $2,269,154 for Mr. Kalnin and $1,037,327 for Mr. Jacobsen. In accordance with FASB ASC Topic 718, the Company recognized a compensation expense in 2021 under its then-effective long-term incentive program for each of the four annual grants expected to be granted during 2021, 2022, 2023 and 2024, although only the first annual grant was granted in 2021. Therefore, although Messrs. Kalnin and Jacobsen were granted TRSUs on January 1, 2024, no grant date fair value for TRSUs granted to the NEOs in 2024 is reflected in the table above.

(4)
Amounts reported represent each NEO’s annual performance-based bonus earned for 2025 or 2024 but paid after the end of the applicable fiscal year, upon certification of the applicable performance measures by our Compensation Committee or, in the case of the Chief Executive Officer, the Board. See “— 2025 Annual Performance-Based Bonuses” for more information.

(5)
Amounts reported represent the Company matching contribution to the 401(k) plan, which provides employees with an opportunity to save for retirement. In 2025, the Company made matching contributions of up to 6% of base salary attributable to such periods, which contributions are immediately vested.

(6)
Mr. Seimon joined the Company as its CCO on April 3, 2025.

Employment Agreements
Mr. Kalnin
Mr. Kalnin and the Company entered into an employment agreement effective as of August 4, 2020, which provides Mr. Kalnin with, among other things, (1) an annual base salary, subject to annual review by our Board, which, following such review was set at $700,000 in 2024 and $800,000 in 2025, (2) the eligibility to receive an annual cash bonus, which was set at a target amount equal to 120% of his base salary in 2024 and 125% of his base salary in 2025, but which is paid at an amount commensurate with the level at which the applicable performance goals are achieved (which may be higher or lower than the target level) and subject to continued employment through the end of the year, and (3) the opportunity to participate in the Company’s then-current equity incentive plan. Mr. Kalnin is also eligible to participate in, and receive, benefits offered to our employees, including paid and holiday time off, health insurance coverage and participation in our 401(k) plan. Mr. Kalnin is subject to customary confidentiality and invention assignment covenants, as well as non-competition and non-solicitation covenants which extend for 18 months after termination of employment. Additionally, Mr. Kalnin may receive compensation and benefits in connection with a termination of his employment or a change in control, which are discussed below in “— Potential Payments Upon Termination or Change in Control — Separation Benefits.”
Mr. Jacobsen
Mr. Jacobsen and Kalnin Ventures entered into an employment agreement effective as of February 18, 2020, pursuant to which Mr. Jacobsen served as Chief Operating Officer. The agreement, which remained in effect until it was amended and restated effective as of February 3, 2025, provided Mr. Jacobsen with (1) an annual base salary, which was set at $425,000 in 2024 and the pre-February 3 portion of 2025, and (2) the opportunity to receive a discretionary annual cash bonus based on the Company’s performance (and taking into account Mr. Jacobsen’s individual effort and satisfactory achievement of established performance goals), which was set for 2024 and 2025 at a target amount equal to 95% of his base salary. Mr. Jacobsen was also eligible to participate in and receive benefits offered to other employees, including paid and holiday time off, health insurance coverage and participation, with a company match, in our 401(k) plan. Mr. Jacobsen was subject to customary confidentiality and invention assignment covenants, as well as non-disparagement, non-competition and non-solicitation covenants. Additionally, Mr. Jacobsen was entitled to receive certain compensation in connection with a termination of his employment, which is discussed below in “— Potential Payments Upon Termination or Change in Control  —  Separation Benefits.”
To better align the Company’s operations and reporting structure with its strategic growth goals, the Company transitioned the role of its Chief Operating Officer to focus on its core business: the production of natural gas from its owned and operated upstream businesses. In connection therewith, the Company eliminated the position of Chief Operating Officer and appointed Mr. Jacobsen to a new position, President  —  Upstream, effective February 3, 2025. On such date, Mr. Jacobsen and the Company amended and restated his employment agreement to reflect his new position. The amended and restated his employment agreement also provides Mr. Jacobsen with:
•
an annual base salary of $525,000;

•
the opportunity to receive a discretionary annual cash bonus, in an amount up to 95% of Mr. Jacobsen’s annual base salary, based on the Company’s performance and Mr. Jacobsen’s individual effort and satisfactory achievement of established performance goals and subject to final approval by the Compensation Committee;

•
a one-time cash retention bonus of $1,000,000, subject to clawback in the event that, prior to February 3, 2027, Mr. Jacobsen’s employment with the Company terminates for any reason other a termination by the Company without “Cause” (as defined in the agreement) or Mr. Jacobsen breaches any of the material terms and conditions contained in the agreement;

•
the opportunity to participate in the Company’s long-term incentive program, including receipt of an equity award during 2025 with a grant date value of approximately $2,000,000, subject to the terms of the program, approval by the Compensation Committee and ultimately dependent on Company performance and Mr. Jacobsen’s continued employment and satisfactory achievement of performance goals;

•
the opportunity to participate in and receive benefits offered to other employees, including paid and holiday time off, health insurance coverage and participation, with a company match, in the Company’s 401(k) plan; and

•
entitlement to receive certain compensation in connection with a termination of his employment, which is discussed below in “— Potential Payments Upon Termination or Change in Control  —  Separation Benefits.”

Mr. Seimon
The Company entered into an employment agreement with Mr. Seimon, effective as of his start date of April 3, 2025, which provides Mr. Seimon the following in consideration of his services as CCO:
•
an annual base salary of $520,000;

•
the opportunity to receive a discretionary annual cash bonus, in an amount up to 95% of Mr. Seimon’s annual base salary, based on the Company’s performance and Mr. Seimon’s individual effort and satisfactory achievement of established performance goals and subject to final approval by the Compensation Committee;

•
a one-time cash sign-on bonus of $1,000,000, subject to clawback in the event that, prior to April 3, 2026, Mr. Seimon’s employment with the Company terminates for any reason other a termination by the Company without “Cause” or by him for “Good Reason” (as such terms are defined in the agreement) or Mr. Seimon breaches any of the material terms and conditions contained in the agreement;

•
the opportunity to participate in the long-term incentive program, including receipt of an equity award during 2025 with a grant date value of approximately $1,500,000, subject to the terms of the program, approval by the Compensation Committee and ultimately dependent on Company performance and Mr. Seimon’s continued employment and satisfactory achievement of performance goals (the agreement also provides that it is the Company’s intent to target an annual grant value of $1,500,000 for Mr. Seimon after 2025, subject to approval by the Compensation Committee, in its sole and absolute discretion, and without any obligation to actually award such amount);

•
the opportunity to participate in and receive benefits offered to other employees, including paid and holiday time off, health insurance coverage and participation, with a company match, in the Company’s 401(k) plan; and

•
entitlement to receive certain compensation in connection with a termination of his employment, which is discussed below in “— Potential Payments Upon Termination or Change in Control  —  Separation Benefits.”

Equity Awards
Equity Awards Granted Under the 2024 Plan
In connection with the consummation of the IPO, on September 27, 2024, Messrs. Kalnin and Jacobsen were granted under the 2024 Plan 77,777 and 35,555 TRSUs, respectively, and 116,666 and 53,333 PRSUs, respectively, at the target payout level (or 233,332 and 106,666 PRSUs at the maximum payout level, respectively). Approximately one-third of the TRSUs vested on January 1 of each of 2025 and 2026, and the remainder will vest on January 1, 2027, subject to continued employment through such vesting date. The PRSUs will vest, if at all, based upon the level at which annualized total shareholder return, relative annualized total shareholder return, and average annual return on capital employed performance measures are achieved over the three-year performance period beginning January 1, 2024.
On March 3, 2025, Messrs. Kalnin and Jacobsen were granted under the 2024 Plan 72,164 and 41,236 TRSUs, respectively, and 108,248 and 61,856 PRSUs, respectively, at the target payout level (or 216,496 and 123,712 PRSUs at the maximum payout level, respectively), and on May 14, 2025, Mr. Seimon was granted under the 2024 Plan 26,513 TRSUs and 39,770 PRSUs at the target payout level (or 79,540 PRSUs at the maximum payout level). Approximately one-third of the TRSUs will vest on each of the first three anniversaries of the grant date, subject to continued employment through such vesting date. The PRSUs will vest, if at all, based upon the level at which annualized total shareholder return, relative annualized total shareholder return, and average annual return on capital employed performance measures are achieved over the three-year performance period beginning January 1, 2025.
Option Grant Practices
Stock options have not been a part of our executive compensation program. We therefore (i) do not grant, and have not granted, stock options in anticipation of the release of material nonpublic information, (ii) do not time, and have not timed, the release of material nonpublic information based on stock option grant dates or for the purpose of affecting the value of executive compensation and (iii) do not take, and have not taken, material nonpublic information into account when determining the timing and terms of stock options. As stock options are not an element of employee compensation, we do not have a formal policy with respect to the timing of stock option grants, and we did not grant stock options or stock appreciation rights in 2025.
2025 Annual Performance-Based Bonuses
For 2025, Mr. Kalnin was eligible to earn an annual performance-based bonus in a target amount equal to 125% of his base salary, and each of Messrs. Jacobsen and Seimon was eligible to earn an annual performance-based bonus in a target amount equal to 95% of his base salary. Mr. Seimon’s bonus was prorated based on his start date of April 3, 2025.
A portion (as specified below) of each NEO’s bonus for 2025 was determined based on the Company’s level of achievement of key performance indicators (“KPIs”) included in the “STIP Scorecard”. The KPIs included (a) shareholder value “lagging” indicators (weighted 60%), including adjusted EBITDAX (40%), adjusted free cash flow (30%) and break even unit cash cost (30%), (b) an environmental, health, safety and regulatory “sustainability” indicator (10%), and (c) operational and strategic “leading” indicators (weighted 30%), including total net production (30%), operations capital efficiency (15%), carbon capture, utilization and sequestration (“CCUS”) and carbon neutral natural gas business delivery (30%), and enterprise resource planning system implementation and the buildout of BKV’s information technology, procurement and sales and marketing organizations (25%).
The amount of the annual performance-based bonus that each NEO earned for 2025 was determined 50% based on the level of achievement of the KPIs in the STIP Scorecard and 50% based on individual performance goals. Mr. Kalnin’s individual performance goals were based 80% based on the level of achievement of the KPIs in the STIP Scorecard and 20% based on achievement of strategic advancement goals relating to board engagement; progress toward achievement of accretive mergers and acquisitions and growth of CCUS and our power generation and retail business; and maximizing organization capabilities through effective reorganization implementation and detailed succession plans. Mr. Jacobsen’s individual performance goals related to upstream business delivery; leadership, people and culture; business and shareholder growth; midstream and BKV dCarbon Ventures technical support and operations; and initiatives and systems. Mr. Seimon’s individual performance goals related to commercial strategy and functional set up; midstream and upstream gathering, compression, processing and treating costs; commercial and technical new products; people, safety and culture; developing and supporting our power generation and retail business; and in-source sales and marketing.

Outstanding Equity Awards at Fiscal Year-End
The following table presents the outstanding equity awards held by each of our NEOs as of December 31, 2025. The market values shown were calculated by multiplying the number of unvested TRSUs or PRSUs at year end by the closing price per share of Common Stock of $27.15 on December 31, 2025.
	Stock Awards
Name	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Christopher P. Kalnin	—	—	333,162(1)	9,045,348
	124,016(2)	3,367,034	—	—
Eric S. Jacobsen	—	—	177,045(1)	4,806,772
	64,940(2)	1,763,121	—	—
Dilanka Seimon	—	—	79,540(1)	2,159,511
	26,513(2)	719,828	—	—

(1)
In accordance with SEC rules, represents the target number of PRSUs granted in 2024 and the maximum number of PRSUs granted in 2025 that, in each case, were outstanding as of December 31, 2025.

(2)
Represents the TRSUs that were unvested as of December 31, 2025 and that were granted (a) on September 27, 2024 to Messrs. Kalnin and Jacobsen, of which one-half vested on January 1, 2026, and the remaining one-half of which will vest on January 1, 2027, (b) on March 3, 2025 to Messrs. Kalnin and Jacobsen, which will vest in approximately equal installments on each of the first three anniversaries of the grant date, and (c) on May 14, 2025 to Mr. Seimon, which will vest in approximately equal installments on each of the first three anniversaries of the grant date.

Potential Payments Upon Termination or Change in Control
Treatment of Equity Awards
The award agreements for the PRSUs and TRSUs granted to Mr. Kalnin in 2024 and 2025 provide for the following treatment on termination of employment, subject to his execution of a release of claims:
	PRSUs	TRSUs
Death, Disability	Full vesting at target payout	Full vesting
Termination without “Cause” or resignation for “Good Reason”
•
If termination occurs prior to the final six months of the performance period, full vesting on termination at target payout

•
If termination occurs during the final six months of the performance period, full award remains outstanding and eligible to be earned based on actual performance achievements

Full vesting
In the event of a change in control in which Mr. Kalnin’s PRSUs and TRSUs are continued, assumed or substituted with awards of the acquiring or surviving entity with substantially equal terms and value, as of the change in control, the performance measures of Mr. Kalnin’s PRSUs will be deemed to have been met at the greater of the target payout or, if determinable, the level of achievement of the PRSU KPIs from the beginning of the performance period through the latest practicable date prior to the change in control, and Mr. Kalnin’s PRSUs and TRSUs will otherwise remain subject to his service-based requirements and the termination protections in the table above.

The award agreements for the PRSUs and TRSUs granted to Mr. Jacobsen in 2024 and 2025 and to Mr. Seimon in 2025 provide for following treatment on termination of employment, subject to the NEO’s execution of a release of claims:
	PRSUs	TRSUs
Death, Disability	Full vesting at target payout	Full vesting
Termination without “Cause” not in connection with a change in control
•
If termination occurs prior to the final six months of the performance period, pro-rata vesting on termination at target payout

•
If termination occurs during the final six months of the performance period, pro-rata portion of award remains outstanding and eligible to be earned based on actual performance achievements

Forfeit
Termination without “Cause” or resignation for “Good Reason” within 24 months following a change in control (if awards are assumed)	As of the change in control, performance measures will be deemed to have been met at the greater of the target payout or, if determinable, the level of achievement of the PRSU KPIs from the beginning of the performance period through the latest practicable date prior to the change in control and on such termination, such number of PRSUs will vest	Full vesting
In the event of a change in control in which the PRSUs or TRSUs are not continued, assumed or substituted with awards of the acquiring or surviving entity with substantially equal terms and value, (i) the PRSUs will vest based on the greater of target performance, or, if determinable, actual performance through change in control, and (ii) the TRSUs will vest.
Separation Benefits
Mr. Kalnin
Mr. Kalnin’s employment agreement provides that, if his employment is terminated by the Company without “Cause” or by him with “Good Reason” (as such terms are defined in the agreement), he will receive separation benefits consisting of (1) a lump sum payment equal to 200% of the sum of (a) his base salary plus (b) his target annual cash bonus, each in effect at the time of termination, and (2) if he elects coverage under the Company’s medical plan pursuant to COBRA, he will be reimbursed for the full amount of his and his eligible dependents’ COBRA premiums for the 18-month period following termination, unless he earlier becomes eligible for coverage under another employer’s medical plan. Mr. Kalnin’s receipt of these separation benefits is subject to his execution and non-revocation of a release of claims in favor of the Company and his continued compliance with the restrictive covenants contained in the employment agreement, including non-competition, non-solicitation (of employees or customers) and intellectual property development prohibitions for 18 months following termination, along with a perpetual confidentiality covenant.
Mr. Jacobsen
Mr. Jacobsen’s original employment agreement, which was in effect throughout 2024 and through February 2, 2025, provided that, if his employment was terminated by the Company without “Cause” (as determined by the Company in good faith), he would have received a lump sum payment equal to three months of his base salary.
Mr. Jacobsen’s amended and restated employment agreement, which became effective on February 3, 2025, provides that if his employment is terminated by the Company without “Cause” (as defined in the agreement), or if he resigns voluntarily at any time after February 3, 2026, provided that he gives at least 90 days’ prior written notice and has not committed any action or inaction that would constitute “Cause”, he will receive severance payments consisting of (a) an amount equal to the sum of $2,000,000 and a pro-rated amount of his target annual bonus for the calendar year of termination, with 50% of such amount payable on each of the 12-month and 24-month anniversaries of the termination date, and (b) any unpaid annual bonus for the year prior to the year of termination. These severance payments are subject to Mr. Jacobsen’s execution and non-revocation of a release of claims in favor of the Company and his continued compliance with the restrictive covenants contained in the amended and restated employment agreement, including customary confidentiality, invention assignment and non-disparagement covenants, and non-competition and non-solicitation covenants which extend for 24 months after termination of employment.

Mr. Seimon
Mr. Seimon’s employment agreement provides that if his employment is terminated by the Company without “Cause” or by him for “Good Reason” (as such terms are defined in the agreement), he will receive severance payments consisting of (a) an amount equal to the sum of 24 months of his base salary and a pro-rated portion of his target annual bonus at the rate of 95% for the calendar year of termination, with 50% of such amount payable on each of the six-month and 12-month anniversaries of the termination date, (b) any unpaid annual bonus for the year prior to the year of termination and (c) monthly payment of COBRA premiums for him and his family, to the extent that such coverage is elected and in line his then-current coverage election. These severance payments are subject to Mr. Seimon’s execution and non-revocation of a release of claims in favor of the Company and his continued compliance with the restrictive covenants contained in the employment agreement, including customary confidentiality, invention assignment and non-disparagement covenants, and non-competition and non-solicitation covenants which extend for 12 months after termination of employment.
Policies and Practices Related to the Grant of Certain Equity Awards
During the first quarter of each fiscal year, the Compensation Committee’s practice is to review our results from the previous fiscal year, review the Company’s financial plan and strategy for the current fiscal year and based on those reviews recommend the granting of equity awards for the upcoming fiscal year for approval by the Board. Our Board has not historically granted options, stock appreciation rights or other similar awards. We will take into account the timing of our disclosure of material nonpublic information, and the Compensation Committee and the Board plan to approve annual awards during the open window soon after the public release of earnings for the previous fiscal year. Accordingly, we do not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. Other than grants that may be made in connection with hiring, promotions, equity awards are granted to NEOs at the same time that equity awards are granted to all other employees who are eligible for such awards.

Proposal No. 2: Ratification of Independent Registered Public Accounting Firm
The Audit & Risks Committee of the Board has selected PricewaterhouseCoopers LLP, or PwC, as the independent registered public accounting firm of the Company for 2026. PwC has been the independent registered public accounting firm of the Company since its selection in 2020.
RECOMMENDATION OF THE BOARD
The Board recommends that the stockholders vote “FOR” the ratification of the reappointment of PwC.
Pre-Approval Policy for Services of Independent Registered Public Accounting Firm
As part of its duties, the Audit & Risks Committee is required to pre-approve audit and non-audit services performed by the independent registered public accounting firm (the “independent auditors”) to assure that the provision of such services does not impair the auditors’ independence. On an annual basis, the Audit & Risks Committee will review and provide pre-approval for certain types of services that may be provided by the independent auditors without obtaining specific pre-approval from the Audit & Risks Committee. If a type of service to be provided by the independent auditors has not received pre-approval during this annual process, it will require specific pre-approval by the Audit & Risks Committee.
The Audit & Risks Committee does not delegate to executive leadership its responsibilities to pre-approve services performed by the independent auditors.
Representatives of PwC will be present at the Annual Meeting and will have an opportunity to make a statement to stockholders if they so desire. The representatives will also be available to respond to questions from stockholders. There have been no disagreements with the independent registered public accounting firm on accounting and financial disclosure.
Relationship with Independent Registered Public Accounting Firm
The following table presents aggregate fees for professional audit services rendered by PwC for the audit of the Company’s annual financial statements for each of the years ended December 31, 2025 and 2024, and fees billed for other services rendered by PwC during those years. The Audit & Risks Committee approved all audit fees, audit-related fees, tax fees and all other fees for services for provided by PwC for both 2025 and 2024.
	2025	2024
Audit Fees(1)	$2,930,000	$2,706,445
Audit-Related Fees(2)	$2,000	$2,000
Tax Fees	—	—
All Other Fees	—	—
Total	$2,932,000	$2,708,445

(1)
The Audit Fees for the years ended December 31, 2025 and 2024 were for professional services rendered for the audits of the Company’s consolidated financial statements, reviews of the quarterly financial statements, consents and assistance with review of documents filed with the SEC, including with respect to our IPO.

(2)
The Audit-Related Fees billed for the fiscal years ended December 31, 2025 and 2024 were for software fees.

Questions and Answers About the Annual Meeting and Voting
Who is entitled to vote at the Annual Meeting?
Stockholders who owned shares of BKV common stock as of April 15, 2026, the Record Date, or their duly appointed proxies, may vote at the Annual Meeting. There were 109,386,560 shares of BKV common stock outstanding on that date. Each share of BKV common stock entitles the holder to one vote on all matters submitted to a vote at the Annual Meeting and any adjournment or postponement of the Annual Meeting. A complete list of the stockholders entitled to vote will be available for examination at the Annual Meeting and for at least 10 days prior to the Annual Meeting at our corporate offices located at 1200 17th Street Ste. 2100, Denver, CO 80202.
How may I attend the Annual Meeting?
You may vote your shares without attending following the instructions below regarding proxies. Attendance at the Annual Meeting is limited to stockholders, our employees, invited guests, and, in some cases, special representatives of stockholders whose proposals appear in our proxy statement. All stockholders as of the Record Date may attend the Annual Meeting but must present photo identification and proof of stock ownership. If you are a stockholder of record (your shares are held in your name), valid photo identification such as a driver’s license or passport showing a name that matches our records will suffice. If you are a beneficial owner (your shares are held through a broker, bank or nominee), you must provide valid photo identification and current evidence of your ownership of shares, which you can obtain from your broker, bank or nominee.
We intend to hold the Annual Meeting virtually. You may also attend the meeting, vote your shares and submit questions electronically during the meeting via live webcast by logging in at: www.virtualshareholdermeeting.com/BKV2026. We recommend that you log in at least 15 minutes before the meeting to ensure that you are logged in when the meeting starts.
When were the enclosed solicitation materials first given to stockholders?
This proxy statement and the accompanying proxy card are first being mailed, given or made available to stockholders, on or about April 28, 2026. We are also making our proxy materials available to our stockholders on the Internet. You may read, print and download our 2026 Annual Report to Stockholders and our proxy statement at www.proxyvote.com. On an ongoing basis, stockholders may request to receive proxy materials in printed form by mail or electronically by email.
“Householding” — Stockholders sharing the same last name and address.
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees and helps protect the environment as well.
This year, a number of brokers with account holders who are our stockholders will be “householding” our annual report and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent.
We undertake to deliver promptly, and free of charge, a separate copy of this proxy statement, including a copy of the Notice of Internet Availability, or the Annual Report, or separate copies of any future notice, proxy statement or annual report, upon written or oral request by stockholders to the Company at the following:
BKV Corporation
Attention: Secretary
1200 17th Street Ste. 2100,
Denver, CO 80202
(720) 375-9680
If you are receiving more than one copy of the proxy materials at a single address and would like to participate in householding, please contact the Company using the mailing address and phone number above. Stockholders who hold shares in “street name” (as described below) may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

What constitutes a quorum of stockholders?
We must have a quorum to conduct the meeting. A quorum is the presence at the Annual Meeting in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast as of the Record Date. Virtual attendance at the Annual Meeting constitutes presence in person for purposes of a quorum.
Because there were 109,386,560 shares of common stock outstanding on the Record Date, the quorum for the Annual Meeting requires the presence at the meeting in person or by proxy of stockholders entitled to vote at least 54,693,281 shares. Broker non-votes, abstentions, and withhold-authority votes COUNT for purposes of determining a quorum. A broker non-vote occurs when a broker holding shares for a beneficial owner represents the shares at the meeting but does not vote on a particular proposal because the broker does not have discretionary voting power for that proposal and has not received instructions from the beneficial owner.
If I am the “beneficial owner” of shares that are held in “street name” by my broker, will my broker vote for me? How are broker non-votes treated?
Under the NYSE member rules, a member broker (that is, a member of the NYSE) that holds shares in street name for customers generally has the authority to vote on certain “routine” or “discretionary” proposals if it has transmitted proxy soliciting materials to the beneficial owner but has not received instructions from that owner. However, the NYSE precludes brokers from exercising their voting discretion on certain proposals without instructions from the beneficial owner, and the NYSE now expressly prohibits brokers holding in “street name” for their beneficial holder clients from voting in an election of directors and from voting on certain corporate governance matters without receiving specific instructions from those clients. Therefore, if you hold your shares in the name of a bank, broker or other holder of record, for your vote to be counted on Proposals No. 1 and 2 you will need to communicate your voting decisions to your bank, broker or other holder of record before May 28, 2026.
How will you treat abstentions?
Abstentions are counted for purposes of determining whether a quorum is present. For the purpose of determining whether the stockholders have approved the matters addressed by Proposal No. 1, abstentions will have no effect on the vote, but because Proposal No. 2 requires approval of a majority of shares represented at the meeting, abstentions on these proposals will have the same effect as a vote “AGAINST.”
How do I vote?
On or about April 28, 2026, we mailed a notice to stockholders containing instructions on how to access our proxy materials and vote online at www.proxyvote.com. Because some of our stockholders may have limited access to the Internet, we also sent proxy cards and offer electronic and telephonic voting to all of our stockholders who hold their shares in their own names (that is, whose shares are not held by a broker in “street name”) to enable them to direct the voting of their shares.
If you are the record holder of your shares, you may vote your shares (i) via the Internet, (ii) by telephone, (iii) by mail, or (iv) in person or by proxy at the Annual Meeting. If your shares are held by your broker in “street name,” your broker is required to provide you with instructions for voting your shares.
Internet Access: If you have Internet access, you may submit your proxy by using the Internet 24 hours a day, 7 days a week, up until 11:59 p.m., Eastern Time, on June 10, 2026 by visiting the website provided on the Notice of Internet Availability of Proxy Materials (Notice of Availability) or voting instruction card. If you vote by using the Internet, you do not need to return your proxy card or voting instruction card. Stockholders who hold shares beneficially in “street name” may vote by accessing the website specified on the voting instruction cards provided by their brokers, trustee, or nominees. Please check the voting instruction card for internet voting availability.
By Telephone: If you live in the United States may use any touch tone telephone to vote your proxy 24 hours a day, 7 days a week, up until 11:59 p.m., Eastern Time, on June 10, 2026. The telephone number is printed on your proxy card or voting instruction card. If you vote by telephone, you do not need to return your proxy card or voting instruction card. Stockholders who hold shares beneficially in “street name” may vote by telephone by calling the number specified on the voting instruction card provided by their brokers, trustee, or nominees. Please check the voting instruction card for telephonic voting availability.
By Mail: If you received or requested a paper copy of the materials, you may submit your proxy by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker, trustee, or nominee, and mailing it in the enclosed, postage paid, addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign, but do not provide instructions, your shares will be voted as the Board recommends. Mark, sign and date your proxy card and return it in the postage paid envelope provided as soon as possible as it must be received by the Company prior to June 11, 2026, the Annual Meeting date.

Vote During the Annual Meeting: To vote during the Annual Meeting, Stockholders of record at the close of business on the Record Date, or their legal proxy holders, must register for and log in to www.virtualshareholdermeeting.com/BKV2026 using their 16-digit control number provided on their proxy card. This website also will contain instructions to attend the Annual Meeting.
What is the voting requirement to approve each of the proposals?
Proposal No. 1 — Election of Directors: Any nominee who receives a greater number of votes cast “FOR” his or her election than votes cast “AGAINST” his or her election will be elected to the Board. Shares not represented in person or by proxy at the Annual Meeting, abstentions and broker non-votes will have no effect on the election of directors.
Proposal No. 2 — Ratification of Independent Registered Public Accounting Firm: The affirmative vote of holders of a majority of the shares represented and entitled to vote at the meeting, either in person or by proxy, on Proposal No. 2 is required to ratify the appointment of PwC as our independent registered public accounting firm. Therefore, abstentions will have the same effect as a vote “AGAINST.” Brokers generally have discretionary authority to vote on the ratification of our independent registered public accounting firm. Therefore, we do not expect any broker non-votes on this proposal. However, to the extent there are any broker non-votes, they will have no effect on the results of this vote.
What is a proxy?
A proxy is a person you appoint to vote on your behalf. When you vote by completing and returning the enclosed proxy card, you will be designating Christopher P. Kalnin and Lindsay B. Larrick as your proxies, with power of substitution. We solicit proxies so that as many shares as possible of common stock may be voted at the Annual Meeting. You must complete and return the enclosed proxy card or vote by phone or Internet to have your shares voted by proxy as contemplated by this proxy statement.
How will my proxy vote my shares?
Your proxies will be voted in accordance with your instructions. If you complete and return your proxy card but do not provide instructions on how to vote, your proxies will vote “FOR” the four Class II director nominees and the ratification of PwC as the Company’s independent registered public accounting firm for 2026. Also, your proxy card or your vote via phone or internet will give your proxies authority to vote, using their best judgment, on any other business that properly comes before the meeting.
How do I vote by mail using my proxy card?
There are three steps:
Step 1
a. Proposal No. 1
Election to the Board of four Class II directors to serve until the 2029 Annual Meeting or until their successors are duly elected and qualified. To vote for a director, check the box marked “FOR” opposite the name of the director. To cast your vote against a director, mark the box “AGAINST” opposite the name of the director. If you do not wish to vote, mark the box “ABSTAIN.”
b. Proposal No. 2
To vote for the proposal to ratify PwC as the Company’s independent registered public accounting firm for 2026, check the box marked “FOR.” If you are opposed to the proposal, check the box, “AGAINST.” If you do not wish to vote, mark the box “ABSTAIN.”
Step 2
Sign and date your proxy card. IF YOU DO NOT SIGN AND DATE YOUR PROXY CARD, YOUR VOTES WILL NOT BE COUNTED. EACH PROPERLY EXECUTED PROXY WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, EACH SUCH PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD’S RECOMMENDATIONS AS SET FORTH IN THIS PROXY STATEMENT.
Step 3
Mail your proxy card in the pre-addressed, postage-paid envelope.
May I vote by proxy even if I plan to attend the Annual Meeting?
Yes. If you vote by proxy, you need to fill out a ballot at the Annual Meeting only if you want to change your vote.

How may I revoke my proxy after I have delivered it?
A proxy may be revoked at any time before it is voted by sending written notice of revocation to the Secretary of the Company, by delivering a later dated proxy (by one of the methods described above) or by attending and voting at the Annual Meeting.
The Secretary may be contacted at the following address: BKV Corporation, Attention: Secretary, 1200 17th Street Ste. 2100, Denver, Colorado 80202.
Who is soliciting my proxy, how is it being solicited, and who pays the costs?
The Company, on behalf of the Board, through its officers and employees, is soliciting proxies primarily by mail. However, proxies also may be solicited in person, by telephone or facsimile. BKV Corporation pays the cost of soliciting proxies and reimburses brokers and others for forwarding proxy materials to you.
When will the voting results be available?
The Company will announce preliminary voting results at the Annual Meeting. Voting results will also be disclosed on a current report on Form 8-K filed with the SEC within four business days after the Annual Meeting. Once filed, this Form 8-K will be available on the Company’s and the SEC’s websites.
What are the implications of being an “emerging growth company”?
We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about our executive compensation arrangements and no non-binding advisory votes on executive compensation.
We will remain an emerging growth company until the earlier of: (a) the last day of the year following the fifth anniversary of the consummation of our IPO, (b) the last day of the year in which we have total annual gross revenue of at least $1.235 billion, (c) the last day of the year in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of the second quarter of such year, or (d) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.
We anticipate that we will no longer qualify for emerging growth company status as of December 31, 2026.

Requirements for Submitting Proxy Proposals and Transaction of Business at Annual Meeting
Transaction of Business at the Annual Meeting
Although the Notice of Annual Meeting of Stockholders calls for transaction of such other business as may properly come before the Annual Meeting, the Company’s executive leadership has no knowledge of any matters to be presented for action by stockholders at the Annual Meeting other than as set forth in this proxy statement. The Company’s Bylaws set forth the requirements for stockholders to propose to bring matters before the Annual Meeting. A stockholder must timely submit a notice containing certain information about any proposal and the proposing stockholder. To be timely, such notice must be delivered to or mailed and received at the Company’s principal executive office not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. If any other business should come before the meeting, the persons named in the proxy have discretionary authority to vote in accordance with their best judgment. A copy of the relevant bylaw provisions may be obtained on www.sec.gov or by contacting the Secretary of the Company at BKV Corporation, Attention: Secretary, 1200 17th Street Ste. 2100, Denver, Colorado 80202.
Date for Receipt of Stockholder Proposals for the 2027 Annual Meeting
Stockholder proposals intended to be presented for possible inclusion in the Company’s proxy materials for the 2027 Annual Meeting must be received by the Company at its principal executive office not later than December 29, 2026. Any stockholder submitting a proposal intended to be brought before the 2027 Annual Meeting who has not sought inclusion of the proposal in the Company’s proxy materials must provide written notice of such proposal to the Secretary of the Company at the Company’s principal executive office no later than the close of business on March 13, 2027, and no earlier than the opening of business on February 11, 2027. If, however, the 2027 Annual Meeting is called for a date that is not within 30 days before or 70 days after June 11, 2027, written notice of any such proposal must be received no later than the close of business on the tenth day following the day on which notice of the 2026 Annual Meeting date was disclosed in a press release released by the Company or in a document publicly filed by the Company with the SEC, whichever first occurs. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act. The Company’s Bylaws require that notices of stockholder proposals contain certain information about any proposal and the proposing stockholder. A copy of the relevant bylaw provisions may be obtained on www.sec.gov or by contacting the Secretary of the Company at BKV Corporation, Attention: Secretary, 1200 17th Street Ste. 2100, Denver, Colorado 80202.
Date for Receipt of Stockholder Director Nominations for the 2027 Annual Meeting
Stockholder director nominations intended to be presented for possible inclusion in the Company’s proxy materials for the 2027 Annual Meeting must be received by the Company at its principal executive office no later than December 29, 2026.
The Company’s Bylaws also provide that any stockholder may nominate a candidate for election to the Board, which nomination is not submitted for inclusion in the Company’s proxy materials. Assuming that the Annual Meeting is held within 30 days before or 70 days after of June 11, 2027, the Company’s Bylaws require that notice be provided in writing to the Secretary of the Company (at the same address noted above) no later than the close of business on March 13, 2027, and no earlier than the opening of business on February 11, 2027. For additional information, see “Corporate Governance — Stockholder Nominations” for a discussion of the delivery requirements if the Company’s 2026 Annual Meeting is held outside the above window.
Dated: April 28, 2026

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYV92608-P51380! ! !ForAllWithholdAllFor AllExceptFor Against Abstain! ! !BKV CORPORATION To withhold authority to vote for any individualnominee(s), mark "For All Except" and write thenumber(s) of the nominee(s) on the line below.BKV CORPORATION1200 17TH STREET, SUITE 2100DENVER, CO 80202ATTENTION: LEGAL DEPARTMENT01) Akaraphong Dayananda02) Thiti Mekavichai03) Sunit S. Patel04) Carla Mashinski1. Election of Class II Directors2. To ratify the appointment of PricewaterhouseCoopers LLP as BKV Corporation's independent registered public accounting firm for the fiscal year endingDecember 31, 2026.The Board of Directors recommends you vote FORthe following:Nominees:The Board of Directors recommends you vote FOR the following proposal:Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor,administrator, or other fiduciary, please give full title as such. Joint owners should each signpersonally. All holders must sign. If a corporation or partnership, please sign in full corporateor partnership name by authorized officer.NOTE: Such other business as may properly come before the meeting or any adjournment thereof.VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery ofinformation up until 11:59 p.m. Eastern Time on June 10, 2026. Have your proxy cardin hand when you access the web site and follow the instructions to obtain your recordsand to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/BKV2026You may attend the meeting via the Internet and vote during the meeting. Have theinformation that is printed in the box marked by the arrow available and follow theinstructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m.Eastern Time on June 10, 2026. Have your proxy card in hand when you call and thenfollow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we haveprovided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY11717 so that it is received by no later than 11:59 p.m. Eastern Time on June 10, 2026.SCAN TOVIEW MATERIALS & VOTE w

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice of Annual Meeting, Proxy Statement and Annual Report for the year ended December 31, 2025 are available at www.proxyvote.com.V92609-P51380BKV CORPORATIONANNUAL MEETING OF STOCKHOLDERSJUNE 11, 2026 10:00 AM CDTTHIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSThe stockholder(s) hereby appoint(s) Christopher P. Kalnin and Lindsay B. Larrick, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of BKV CORPORATION that the stockholder(s) is/are entitled to vote at theAnnual Meeting of Stockholders to be held via live webcast at www.virtualshareholdermeeting.com/BKV2026 at 10:00 a.m. CDT on Thursday, June 11, 2026, and any adjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. The proxies named above are also authorized to vote in their discretion on any other matter that may properly come before the Annual Meeting of Stockholders, and any adjournment or postponement thereof, to the extent permitted by Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended.Continued and to be signed on reverse side